SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GREEN PLAINS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2017

Dear Shareholder,

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Green Plains Inc. to be held at 10:00 a.m., Central time, on Tuesday, May 9, 2017, at the Aksarben Cinema located at 2110 S 67th Street, Omaha, Nebraska.

The Notice of Annual Meeting of Shareholders, Proxy Statement containing information about matters to be acted upon, Proxy Card and 2016 Annual Report are enclosed.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the Proxy Card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you attend the Annual Meeting of Shareholders, you may revoke the proxy and vote in person.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Wayne B. Hoovestol

Chairman of the Board of Directors

GREEN PLAINS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 9, 2017

The 2017 Annual Meeting of Green Plains Inc. will be held at 10:00 a.m., Central time, on Tuesday, May 9, 2017, at the Aksarben Cinema located at 2110 S 67th Street, Omaha, Nebraska, for the following purposes:

1.	To elect three directors to serve three-year terms that expire at the 2020 annual meeting;

2.	To approve an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to (i) add minimum vesting requirements for all grants at no less than one year for all but 5% of Awards under the Plan, and (ii) increase the aggregate number of shares that may be issued under the Plan as stock-based awards from 3,000,000 to 4,110,000;

3.	To cast an advisory vote to approve the Company’s executive compensation;

4.	To cast an advisory vote on the frequency of holding an advisory vote on executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “For” all nominees in Proposal 1, a vote “For” Proposals 2 and 3 and that you select “three years” on Proposal 4.

The foregoing items are more fully described in the accompanying Proxy Statement. We have fixed the close of business on March 15, 2017, as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of our Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Dissenters’ rights are not applicable to these matters.

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to be held on May 9, 2017. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent shareholders the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 9, 2017, with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). The Notice, which was mailed on or around March 28, 2017, also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. The Notice, the Proxy Statement and our 2016 Annual Report may be accessed at www.edocumentview.com/GPRE.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

Omaha, Nebraska

March 28, 2017

GREEN PLAINS INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 9, 2017

Commonly Used Defined Terms

Company and Regulatory Defined Terms:

Green Plains; the Company	Green Plains Inc.
Exchange Act	Securities Exchange Act of 1934, as amended
Nasdaq	The Nasdaq Global Market
SEC	Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended

Other Defined Terms:
Annual Meeting	The 2017 annual meeting of shareholders of Green Plains Inc. and any adjournment or postponement thereof
ASC 718	Accounting Standards Codification Topic 718, Compensation – Stock Compensation
Board	Board of directors of Green Plains Inc.
Common Stock	Green Plains Inc. common stock, $0.001 par value per share
EBITDA	Earnings before interest, taxes, depreciation and amortization which is a non-GAAP measure. See our Annual Report on Form 10-K for the year ended December 31, 2016 for a reconciliation to GAAP net income
Equity Plan	Green Plains Inc. 2009 Equity Incentive Plan, as amended
GPP	Green Plains Partners LP
GPP LTIP	Green Plains Partners LP 2015 Long-Term Incentive Plan
Internal Revenue Code	Internal Revenue Code of 1986, as amended
NEO	Named executive officer
Notice	Important notice regarding the availability of proxy materials for the Annual Meeting
Record Date	The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting
Umbrella STIP	Green Plains Inc. Umbrella Short-Term Incentive Plan
U.S.	United States

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Introduction

This Proxy Statement is being furnished to holders of our Common Stock in connection with the solicitation by and on behalf of the Board of proxies to be used at the Annual Meeting to be held at 10:00 a.m., Central time, on Tuesday, May 9, 2017, at the Aksarben Cinema located at 2110 S 67th Street, Omaha, Nebraska, and any adjournment or postponement thereof. The purpose of the Annual Meeting is to elect three directors, to amend the Plan as set forth herein, to solicit advisory votes on the Company’s executive compensation program and how frequently such votes should occur, and to transact such other business as may properly come before the meeting. This Proxy Statement, the Notice of Annual Meeting of Shareholders, the accompanying Proxy Card and our 2016 Annual Report are first being made available to shareholders entitled to vote at the Annual Meeting on or around March 28, 2017.

Electronic Access to Proxy Materials

Pursuant to rules adopted by the SEC, we are making this Proxy Statement and our 2016 Annual Report available to shareholders electronically via the Internet. On or around March 28, 2017, we mailed the Notice, which provides information regarding the availability of proxy materials for the Annual Meeting, to our shareholders of record.

Shareholders will be able to access this Proxy Statement and our 2016 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice. The website on which you will be able to view our proxy materials also allows you to choose to receive future proxy materials electronically by email, which would save us the cost of printing and mailing documents to you. If you choose to receive future proxy statements by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email remains in effect until you terminate it.

Record Date, Outstanding Shares and Quorum

We have fixed the close of business on March 15, 2017, as the Record Date, which is used to determine those shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. There were 38,671,309 shares of Common Stock outstanding at the close of business on the Record Date. Holders of record of our Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered at the Annual Meeting.

The presence, in person or by properly executed proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies that are marked to “withhold authority” with respect to the election of directors and proxies for which no instructions are given will be counted for purposes of determining the presence of a quorum.

Proxy Voting and Revocability of Proxies

Common Stock, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly submitted proxies. If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for any of the matters to be voted on at the meeting.

A holder of Common Stock who has submitted a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the secretary of the Company at any time before the closing of the polls at the meeting, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 1811 Aksarben Drive, Omaha, Nebraska 68106. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person.

Computershare Trust Company, N.A. is the transfer agent and registrar for our Common Stock. If your shares are registered directly in your name with our transfer agent, with respect to those shares, you are considered the shareholder of record, or a registered shareholder, and these materials were sent to you directly by us. If you are a shareholder of record, you may vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and that organization should have forwarded these materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your shares how to vote and are also invited to attend the Annual Meeting. Please refer to the information forwarded by your broker or bank for instructions on how to direct their vote. However, since you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

If you are a registered shareholder, there are four ways to vote:

•	going to the Internet website indicated on the Proxy Card or voting instruction card and following the instructions provided (you will need the control number that is included in the Notice);

•	calling the toll-free telephone number indicated on the Proxy Card or voting instruction card (you will need the control number that is included in the Notice);

•	signing, dating and returning the Proxy Card if you request to receive your proxy materials by mail; or

•	written ballot in person at the Annual Meeting.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies will vote your shares “For” all nominees in Proposal 1, “For” Proposal 2 and 3, and will select “three years” on Proposal 4.

Broker Non-Votes

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on any voting matter. All proposals are considered non-routine.

Expenses and Methods of Solicitation

We will bear the expense of soliciting proxies. In addition to the use of the mail and Internet, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries who will not receive additional compensation therefor. We will reimburse banks, brokerage firms and nominees for reasonable expenses incurred related to forwarding proxy solicitation materials to beneficial owners of shares held by such banks, brokerage firms and nominees.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each director. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, broker non-votes or votes withheld will not affect the outcome of the voting on Proposal 1. The affirmative vote of a majority of the votes cast at the annual meeting by the holders of the Common Stock, assuming a quorum is present is required to approve Proposals 2 and 3. Since only votes cast count for this purpose, broker non-votes and abstentions will not affect the outcome of the voting on Proposals 2 or 3. With respect to Proposal 4, the alternative receiving the greatest number of votes will be the frequency that shareholders approve.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

The Board consists of ten members and are divided into three groups. One group of directors is elected at each annual meeting of shareholders for a three-year term. Each year a different group of directors is elected on a rotating basis. Jim Anderson, Wayne Hoovestol and Ejnar Knudsen are up for re-election at the Annual Meeting (to serve until the 2020 annual meeting or until their respective successors shall be elected and qualified). The terms of Todd Becker, Thomas Manuel, Brian Peterson and Alain Treuer expire at the 2018 annual meeting. The terms of James Crowley, Gene Edwards and Gordon Glade expire at the 2019 annual meeting.

Director Independence

A director is independent if, in the opinion of the Board, he or she has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the independence requirements of applicable SEC and Nasdaq rules. The Board has reviewed the independence of its current directors and nominees and found that, except for Mr. Becker due to his current position with the Company, each of them is independent.

Board Meetings, Directors’ Attendance and Shareholder Communications

The Board held six meetings during 2016. Meetings were conducted via teleconference or in person. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate Board and committee meetings held on which the incumbent director served during this period. Our policy is to encourage, but not require, Board members to attend our annual shareholder meetings. With the exception of one, all Board members attended the 2016 annual meeting.

Shareholders who would like to send written communications to the Board may do so by submitting such communications to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 1811 Aksarben Drive, Omaha, Nebraska 68106. The Board suggests, but does not require, that such submissions include the name and contact information of the shareholder making the submission and a description of the matter that is the subject of the communication. Ms. Mapes will then furnish such information to the Board or appropriate committee of the Board for review.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Governance Committees.

Audit Committee

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Exchange Act, currently has five directors, all of whom meet the independence standards of the SEC and Nasdaq. Audit Committee members are Jim Anderson, James Crowley, Gene Edwards, Gordon Glade and Ejnar Knudsen, with Mr. Crowley serving as chairman. Mr. Crowley has been determined to be an audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. During 2016, the Audit Committee held seven meetings via teleconference or in person. The Audit Committee Charter, which is reviewed, revised and updated on an annual basis, is posted on our website at www.gpreinc.com.

The function of the Audit Committee, as detailed in its charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of our financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and our management.

Compensation Committee

The Compensation Committee currently has four directors, all of whom meet the independence standards of the SEC and Nasdaq. Compensation Committee members are Jim Anderson, Gene Edwards, Tom Manuel and Alain Treuer, with Mr. Treuer serving as chairman. During 2016, the Compensation Committee held six meetings via teleconference or in person. The Compensation Committee Charter is posted on our website at www.gpreinc.com.

The Compensation Committee establishes our general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of our executive officers, (ii) set compensation for directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans and (iv) administer our compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the chief executive officer relating to the individual performance and contribution to our overall performance by executive officers and other key employees.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee’s role, its use of outside advisors and their roles, as well as the Committee’s processes and procedures for the consideration and determination of executive compensation, see Executive Compensation – Compensation Discussion and Analysis.

Nominating and Governance Committee

The Nominating and Governance Committee currently has four directors, all of whom meet the independence standards of Nasdaq. Nominating and Governance Committee members are Gordon Glade, Tom Manuel, Brian Peterson and Alain Treuer, with Mr. Peterson serving as chairman. During 2016, the Nominating and Governance Committee held three meetings via teleconference or in person. The Nominating and Governance Committee Charter is posted on our website at www.gpreinc.com.

The function of the Nominating and Governance Committee, as detailed in its charter, is to recommend to the Board the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and to review and address governance items. The Nominating and Governance Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating and Governance Committee will also consider such other factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Board Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Governance Committee considers criteria that include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and ability to act in the interests of all shareholders. Moreover, the Nominating and Governance Committee considers the value of diversity of experience on the Board, taking into account the current Board membership, in the director identification and nomination process. The Nominating and Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Director Qualifications

Presented below are biographies of each director nominee and continuing director containing information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for us.

The Nominating and Governance Committee considers candidates recommended by security holders, directors, executive officers and other sources, including, but not limited to, third-party search firms. Our shareholders may submit recommendations for Board candidates. All recommendations shall be submitted in writing to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 1811 Aksarben Drive, Omaha, Nebraska 68106. Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating and Governance Committee will review all such recommendations. For candidates to be considered for election at the next annual shareholder meeting, the recommendation must be made in accordance with and within the time frame set forth in our bylaws and described below under Shareholder Proposals.

The Nominating and Governance Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any committee of the Board upon expiration of such director’s term using the same factors as described above for other Board candidates. The Nominating and Governance Committee will also take into account the incumbent director’s performance as a Board member. Failure of any incumbent director to attend at least seventy-five percent (75%) of the Board meetings held in any year of service as a Board member will be viewed negatively by the Nominating and Governance Committee in evaluating the performance of such director.

The Nominating and Governance Committee recommended that all of the incumbent directors whose terms of office expire at the Annual Meeting be included on the ballot for re-election as directors for a three-year term expiring at the 2020 annual meeting. This recommendation was based on a review and evaluation of meeting attendance, knowledge of the industries in which we operate and overall contributions to the Board.

Code of Ethics

The Board has adopted a code of ethics that applies to its chief executive officer and all senior financial officers, including the chief financial officer, principal accounting officer, other senior financial officers and persons performing similar functions. The full text of the code of ethics is published on our website in the “Investors – Corporate Governance” section. We intend to disclose future amendments to, or waivers from, certain provisions of the code of ethics on our website within five business days following the adoption of such amendment or waiver.

Role in Risk Oversight

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization enabling it to understand our risk identification, risk management and risk mitigation strategies. Additionally, the Board has approved and periodically reviews our risk management policy, which specifically sets parameters of risk with respect to commodity and hedging positions. When a committee receives a report, the chairman of the relevant committee reports the discussion to the full Board during the committee reports portion of the next Board meeting. This allows the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The risk oversight structure has no effect on the Board’s leadership structure.

Insider Trading Policy

The Board has adopted an insider trading policy to satisfy our obligation to prevent insider trading and help insiders avoid the severe consequences associated with violations of insider trading laws. We have worked diligently over the years to establish a reputation for integrity and ethical conduct; accordingly, this policy is also intended to prevent even the appearance of improper conduct on the part of anyone employed by or associated with us.

No director, officer or employee of ours who is aware of material nonpublic information relating to us may, directly or through family members or other persons or entities, (a) buy or sell our securities (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information, or (b) pass that information on to non-employees, including family and friends. In addition, no director, officer or other employee of ours who, in the course of working for us, learns of material nonpublic information about a company with which we do business, including a customer or supplier, may trade in that company’s securities until the information becomes public or is no longer material.

Certain forms of hedging or monetization transactions allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director, officer or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other shareholders. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with our chief executive officer or his designee.

Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged or hypothecated as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, directors, officers and other employees who are aware of material nonpublic information relating to us are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan. An exception to this prohibition may be granted when a person wishes to pledge our securities as collateral for a loan, not including margin debt, and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge our securities as collateral for a loan must submit a request for approval to our chief executive officer or his designee at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

We have applied and interpreted the insider trading policy that hedging and pledging transactions are not permitted, without approval, and approval is not easily achieved or given out just because it was requested. To date, we have not approved hedging and have allowed just two current directors to pledge, only after they had demonstrated the necessary financial capacity.

Board Leadership Structure

The Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time that best provides the appropriate leadership for us at that time. Over the last several years, we have had each of the following leadership structures, reflecting its circumstances at the time: separate non-employee chairman and chief executive officer (prior to October 2008, January 2009 to February 2009 and November 2009 to present); separate chairman and chief executive officer, with the chairman being a member of our management team (March 2009 to November 2009); and combined chairman and chief executive officer (October 2008 to December 2008). The Board believes that its current leadership structure, with Mr. Hoovestol, a non-employee serving as Board chairman, and Mr. Becker serving as chief executive officer, is appropriate given the experience of each individual. Mr. Becker is currently deemed not to be independent. The independent, non-executive Board members meet regularly in executive session. The Board, with guidance from the Nominating and Governance Committee, will periodically continue to review its leadership structure.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board is divided into three classes, with the members of each class serving three-year terms of office. This results in one class standing for election at each annual meeting of shareholders. The Nominating and Governance Committee recommended and the Board nominated for re-election Jim Anderson, Wayne Hoovestol and Ejnar Knudsen, each to serve a term that expires at the 2020 annual meeting.

Your Proxy Card will be used to vote for the election of the nominees unless you withhold the authority to do so when you submit your proxy. If no instructions are given, your shares will be voted for the three nominees. As explained above, our directors are elected by the affirmative vote of the plurality of the shares present and entitled to vote. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES

NAMED AS PART OF PROPOSAL 1.

The following paragraphs set forth information about the nominees and our continuing directors. All director biography information is as of March 28, 2017.

Nominees for Election at the 2017 Annual Meeting

JIM ANDERSON, 59, a director since October 2008, also serves on the Audit and Compensation Committees. Mr. Anderson is currently the Managing Director and Operating Partner at CHAMP Private Equity. Previously he served The Gavilon Group, LLC as its President and Chief Executive Officer from October 2014 until February 2016 as well as its Chief Operating Officer, Fertilizer, since February, 2010. Prior to that, he served as Chief Executive Officer and member of the board of directors at United Malt Holdings, a producer of malt for use in the brewing and distilling industries, from September 2006 to February 2010. Prior to that, beginning in April 2003, Mr. Anderson served as Chief Operating Officer / Executive Vice President of CT Malt, a joint venture between ConAgra Foods, Inc. and Tiger Brands of South Africa. Mr. Anderson’s experience in the agricultural processing and trading business includes serving as Senior Vice President and then President of ConAgra Grain Companies. His career also includes association with the firm Ferruzzi USA and as an Operations Manager for Pillsbury Company. He has also served as a Board Member of the North American Export Grain Association and the National Grain and Feed Association. Mr. Anderson holds a Bachelor of Arts degree with a Finance emphasis from the University of Wisconsin - Platteville. Mr. Anderson is qualified to serve as a director because of his commodity experience and agribusiness knowledge, which provides the Board with a relevant depth of understanding of our operations.

WAYNE HOOVESTOL, 58, a director since March 2006, has served as Chairman of the Board since October 2008. Mr. Hoovestol served as our Chief Operating Officer from January 2007 to February 2007, Chief Executive Officer from February 2007 to December 2008, and Chief Strategy Officer from March 2009 to November 2009. Mr. Hoovestol no longer is an employee of the Company. Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978. He is also President of Lone Mountain Truck Leasing, which he founded in 2005. Mr. Hoovestol became involved with the ethanol industry as an investor in 1995, and has served on the boards of two other ethanol companies. Mr. Hoovestol also served on the board of CapSource Financial, Inc., a truck trailer sales and leasing company, from May 2005 to March 2007. Mr. Hoovestol is qualified to serve as a director because of his former leadership as chief executive officer, as well as the business perspective he brings to the Board through his ownership of other entities and investments in other ethanol companies.

EJNAR KNUDSEN, 48, joined the company as a director in May, 2016, filling a vacant position whose term expires at the Annual Meeting. He also serves on the Audit Committee. Mr. Knudsen is the founder and managing partner of AGR Partners, and oversees the firm’s investment process. He serves on the board of two AGR portfolio companies, Ridley Corp (RIC.ASX), Australia’s largest animal feed and rendering company, and Opal Foods, a shell egg producer in Missouri and Colorado. He is the co-founder and director of Materra, a special situations farming company, and currently serves on the board of Western Milling, a California grain and feed milling company. He is also chair of the Dairy Club, a group of leading producers and industry participants; director on the California Ag Leadership Foundation board and chair of its finance committee; and member of the Farm Foundation. Previously, Mr. Knudsen was co-portfolio manager of Passport Capital’s agriculture fund; served as executive vice president of Western Milling, and was vice president of Rabobank, managing a loan portfolio, venture capital investments and corporate advisory services in the food and agriculture sectors. Mr. Knudsen earned his Bachelor of Science in agricultural and life sciences from Cornell University and is a CFA charterholder. Mr. Knudsen is qualified to serve as a director because of his commodity experience and agribusiness knowledge, which provides the Board with a relevant depth of understanding of our operations.

Continuing Directors with Terms Expiring in 2018

TODD BECKER, 51, who has served as President and Chief Executive Officer since January 2009, was appointed as a director in March 2009. Mr. Becker has also served as President and Chief Executive Officer, as well as a director, of the general partner of Green Plains Partners LP since March 2015. Mr. Becker served as our President and Chief Operating Officer from October 2008 to December 2008. He served as Chief Executive Officer of VBV LLC from May 2007 to October 2008. Mr. Becker was Executive Vice President of Sales and Trading at Global Ethanol from May 2006 to May 2007. Prior to that, he worked for ten years at ConAgra Foods, Inc. in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 28 years of related experience in various commodity processing businesses, risk management and supply chain management, along with extensive international trading experience in agricultural markets. Mr. Becker served on the board of directors, including its audit and compensation committees, for Hillshire Brands Company from 2012 to 2014. Mr. Becker has a master’s degree in Finance from the Kelley School of Business at Indiana University and a Bachelor of Science degree in Business Administration with a Finance emphasis from the University of Kansas. Mr. Becker is qualified to serve as a director because he provides an insider’s perspective about our business and strategic direction to Board discussions. His extensive commodity experience and leadership make him an essential member of the Board.

THOMAS MANUEL, 70, a director since May 2015, also serves on the Compensation and the Nominating and Governance Committees. Mr. Manuel serves as Chief Executive Officer and Founder of Nu-Tek Salt, LLC, a food ingredients processing company, a position he has held since August 2011. Prior to that, he served as Chief Executive Officer of Aventine Renewable Energy, Inc., an ethanol producer from March 2010 to August 2011. From May 2002 to August 2011, Mr. Manuel served as Managing Director of International Strategy Advisors, LLC, providing transaction advisory services to private equity investors in the agribusiness and food industries. From 1977 until 2002, Mr. Manuel held various senior management positions with ConAgra Foods, Inc. including trading in domestic and international food ingredients, grain and energy, and grain and meat processing of various types. Mr. Manuel has a Bachelor of Science degree in Business Administration from the University of Minnesota. Mr. Manuel is qualified to serve as a director because of his experience in grain, meat and poultry processing, trading, and commodity and energy merchandising, providing a veteran perspective to Board discussions.

BRIAN PETERSON, 53, a director since May 2005, also serves as chairman of the Nominating and Governance Committee. Mr. Peterson currently serves as President and Chief Executive Officer of Whiskey Creek Enterprises. Mr. Peterson served as our Executive Vice President in charge of site development from 2005 to October 2008. Mr. Peterson was the sole founder and owner of Superior Ethanol LLC, which was acquired by us in 2006. For over twenty years, he has owned and operated grain farming entities which now includes acreages in Iowa, Arkansas and South Dakota. Additionally, he built, owns and operates a cattle feedlot in northwest Iowa. Mr. Peterson has a Bachelor of Science degree in Agricultural Business from Dordt College. Mr. Peterson is qualified to serve as a director because of his ethanol and grain industry experience, which serves as an important resource to the Board.

ALAIN TREUER, 44, a director since October 2008, who has served as Vice Chairman of the Board since August 2015, also serves on the Nominating and Governance Committee and as chairman of the Compensation Committee. Mr. Treuer is Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP) SA, a global investment and financial consulting firm. He was appointed as its Chief Executive Officer in 2004 and became Chairman in 2005. Mr. Treuer has also controlled Wilon Holdings S.A. since 2006. Prior to joining TRP SA, he was Chairman of TIGC, a global telecommunications company that he founded in 1992 and sold in 2001. He was originally appointed as a director in 2008 pursuant to a shareholders’ agreement, which is no longer in effect, entered into in connection with our merger with VBV LLC and its subsidiaries. Mr. Treuer has a master’s degree in Business Administration from the Graduate School of Business at Columbia University in New York and a Bachelor of Economics degree from the University of St. Gallen in Switzerland. Mr. Treuer is qualified to serve as a director because his business experiences, combined with his education and global acumen, allow him to provide unique operational insights to the Board.

Continuing Directors with Terms Expiring in 2019

JAMES CROWLEY, 70, a director since October 2008, also serves as chairman of the Audit Committee. Mr. Crowley has been Chairman and Managing Partner of Old Strategic, LLC since July 2006. His previous experience includes service as Chairman and Managing Partner of Strategic Research Institute, President of Global Investment and Merchant Banking at Prudential Securities, and investment banking at Smith Barney Harris Upham & Co. He currently serves on the board and is chairman of the audit committee of Core Molding Technologies, is on the board of trustees for the National Marine Sanctuary Foundation, and has served on a number of educational and not-for-profit boards. Mr. Crowley has a master’s degree in Business Administration from the Wharton Graduate School of Business at the University of Pennsylvania and a Bachelor of Science degree in Business Administration from Villanova University. He has also completed corporate governance programs at the Harvard Business School, Stanford Graduate Business School, Stanford Law School and Northwestern University. Mr. Crowley is qualified to serve as a director because he possesses the requisite education and business acumen to serve as an audit committee financial expert along with having served on other boards and as an audit committee chairman of another company.

GENE EDWARDS, 60, a director since June 2014, also serves on the Audit and Compensation Committees. Mr. Edwards served as Executive Vice President and Chief Development Officer of Valero Energy Corporation until his retirement in April 2014. He began his 32-year career at Valero as an analyst in Planning and Economics and spent his tenure with Valero in various managerial positions in Planning and Economics, Refinery Operations, Business Development, and Marketing. Mr. Edwards was a key driver in Valero’s entry into the ethanol business and helped the segment become a successful part of its overall business. He served on the board of directors of CST Brands, Inc. from May 2013 to December 2013. Mr. Edwards holds a Bachelor of Science degree in Chemical Engineering from Tulane University and a master’s degree in Business Administration from the University of Texas at San Antonio. Mr. Edwards is qualified to serve as a director because of his extensive energy, including ethanol, industry experience, providing the Board with valued industry experience.

GORDON GLADE, 46, a director since December 2007, also serves on the Audit and the Nominating and Governance Committees. Mr. Glade is currently a director of Amur Equipment Financing(formerly AXIS Capital Inc.), a commercial equipment leasing company, for which he had also served as its President and Chief Executive Officer from 1996 to 2016. In addition, he is a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar Reynolds Foundation and as a director of the Brunswick State Bank. Mr. Glade has a Bachelor of Science degree in both Accounting and Finance from Texas Christian University. Mr. Glade is qualified to serve as a director because his business experience, including his experience as an investor in other ethanol companies, provides the Board with valuable perspective.

DIRECTOR COMPENSATION

Upon the recommendation of the Compensation Committee, we compensate our non-employee directors through a retainer structure for knowledge of us and the industry in which we operate, serving in a stewardship role, preparing for and attending Board and committee meetings, and serving as a committee chairman. During 2016, each non-employee director was paid $75,000 for serving on the Board, including serving on Board committees. In addition, the Chairman of the Board received $20,000, the Audit Committee chairman received $20,000, the Compensation Committee chairman received $10,000 and the Nominating and Governance Committee chairman received $4,000. Additionally, annual individual restricted stock grants were awarded equal to $125,000 in value, as measured on the date of grant. Board members are also reimbursed for travel and other business-related expenses. The Board has adopted stock ownership guidelines for its directors at four times their estimated annual share award, or $500,000.

The Compensation Committee retained Hay Group as an independent consultant during 2016 to evaluate our non-employee director compensation program and provide recommendations for appropriate changes, if any, to achieve market-competitiveness and consistency with recognized corporate governance best practices. With an objective that total compensation for all non-employee directors would be awarded within a range of the 50th to 75th percentile of industry compensation defined by our peer group analysis and other methodologies consistent with industry practice, in 2016, the Board approved an increase in the annual individual restricted stock grants from $100,000 to $125,000.

On May 13, 2016, the Company’s non-employee directors each received a grant of 8,480 shares of restricted stock with an award value of $125,000 pursuant to the 2009 Equity Incentive Plan, as amended (the “Equity Plan”). The award vests and shares of Common Stock are issued after one year. On May 13, 2016, Mr. Knudsen, who joined the Board on May 5, 2016, received a pro-rated grant of 140 shares of restricted stock pursuant to the Plan with a vesting and issuance date of May 13, 2016. The directors have voting rights with respect to unvested shares of restricted stock.

As an employee, Mr. Becker does not receive director compensation. See Summary Compensation Table for information on his compensation.

The following table sets forth 2016 compensation for non-employee directors.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($)	All other comp. ($)	Total ($)
Wayne Hoovestol, Chairman	95,000	125,000	-	-	220,000
Jim Anderson	75,000	125,000	-	-	200,000
James Crowley	95,000	125,000	-	-	220,000
Gene Edwards	75,000	125,000	-	-	200,000
Gordon Glade	75,000	125,000	-	-	200,000
Ejnar Knudsen (2)	49,194	127,064	-	-	176,258
Thomas Manuel	75,000	125,000	-	-	200,000
Brian Peterson	79,000	125,000	-	-	204,000
Alain Treuer	85,000	125,000	-	-	210,000
(1)	Amounts for “Stock awards” reflect the aggregate grant date fair value of annual restricted stock grants pursuant to the Plan computed in accordance with ASC 718. On May 13, 2016, our non-employee directors, received a grant of restricted stock with an award value of $125,000. This grant represents noncash compensation for Board service for the year following that date.
(2)	Mr. Knudsen was elected to the Board on May 5, 2016; accordingly, Board fees earned were pro-rated for the balance of 2016. Stock awards were granted for service from May 5, 2016.

EXECUTIVE OFFICERS

The following table provides certain information regarding our executive officers as of March 28, 2017.

Name	Age	Position
Todd A. Becker	51	President and Chief Executive Officer (and Director)
Jerry L. Peters	59	Chief Financial Officer
Jeffrey S. Briggs	52	Chief Operating Officer
George P. (Patrich) Simpkins	55	Chief Development Officer
Carl S. (Steve) Bleyl	58	Executive Vice President – Ethanol Marketing
Walter S. Cronin	54	Executive Vice President – Commercial Operations
Mark A. Hudak	57	Executive Vice President – Human Resources
Paul E. Kolomaya	51	Executive Vice President – Commodity Finance
Michelle S. Mapes	50	Executive Vice President – General Counsel and Corporate Secretary
Michael A. Metzler	54	Executive Vice President – Natural Gas & Power
Kenneth M. Simril	51	President – Fleischmann’s Vinegar
Anthony R. Vojslavek	35	Executive Vice President – Risk Management

Biographical information related to Todd Becker, who also serves as one of our directors, is provided above in this Proxy Statement. Since March 2015, the majority of our executive officers serve the general partner of GPP in the same capacity as noted below. Under an operational services and secondment agreement, we are reimbursed by GPP for certain compensation of our employees, including executive officers, who serve in management, maintenance and operational functions in support of its operations. Messrs. Peters, Briggs and Simpkins have also served as directors of the general partner of GPP since June 2015.

JERRY PETERS has served as Chief Financial Officer since June 2007. Mr. Peters served as Senior Vice President – Chief Accounting Officer for ONEOK Partners, L.P. from May 2006 to April 2007, as its Chief Financial Officer from July 1994 to May 2006, and in various senior management roles prior to that. ONEOK Partners is a publicly traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, he was employed by KPMG LLP as a certified public accountant. Since September 2012, Mr. Peters has served on the board of directors and as chairman of the audit committee of the general partner of Summit Midstream Partners, LP, a publicly traded natural gas gathering partnership. Mr. Peters has a master’s degree in Business Administration from Creighton University with a Finance emphasis and a Bachelor of Science degree in Business Administration from the University of Nebraska – Lincoln.

JEFF BRIGGS has served as Chief Operating Officer since November 2009. Mr. Briggs served as a consultant to us from July 2009 to November 2009. Prior to his consulting role, he was Founder and General Partner of Frigate Capital, LLC, a private investment partnership investing in small and mid-sized companies, from January 2004 through January 2009. Prior to Frigate, Mr. Briggs spent nearly seven years at Valmont Industries, Inc. as President of the Coatings Division. Prior to Valmont, he acquired and managed an electronic manufacturing company; was Director of Mergers and Acquisitions for Peter Kiewit and Sons; worked for Goldman Sachs in their Equities Division; and served five years as an Officer in the U.S. Navy on a nuclear submarine. Mr. Briggs has a master’s degree in Business Administration from the Harvard Business School and a Bachelor of Science degree in Mechanical Engineering, Thermal and Power Systems from UCLA.

PATRICH SIMPKINS has served as Chief Development Officer since October 2014, also previously servicing as Chief Risk Officer from October 2014 through August 2016. Prior to joining Green Plains in May 2012 as Executive Vice President – Finance and Treasurer, Mr. Simpkins was Managing Partner of GPS Capital Partners, LLC, a capital advisory firm serving global energy and commodity clients. From February 2005 to June 2008, he served as Chief Operating Officer and Chief Financial Officer of SensorLogic, Inc., and as Executive

Vice President and Global Chief Risk Officer of TXU Corporation from November 2001 to June 2004. Prior to that, Mr. Simpkins served in senior financial and commercial executive roles with Duke Energy Corporation, Louis Dreyfus Energy, MEAG Power Company and MCI Communications. Mr. Simpkins has a Bachelor of Business Administration degree in Economics and Marketing from the University of Kentucky.

STEVE BLEYL has served as Executive Vice President – Ethanol Marketing since October 2008. Mr. Bleyl served as Executive Vice President – Ethanol Marketing for VBV LLC from October 2007 to October 2008. From June 2003 to September 2007, he served as Chief Executive Officer of Renewable Products Marketing Group LLC, an ethanol marketing company, building it from a cooperative marketing group of five ethanol plants in one state to seventeen production facilities in seven states. Prior to that, Mr. Bleyl served more than 20 years in senior management and executive positions in the fuel industry. Mr. Bleyl has a master’s degree in Business Administration from the University of Oklahoma and a Bachelor of Science degree in Aerospace Engineering from the U.S. Military Academy.

WALTER CRONIN has served as Executive Vice President – Commercial Operations since August 2015. Mr. Cronin served as Chief Investment Officer of Green Plains Asset Management LLC, a wholly owned subsidiary of Green Plains, from November 2011 to August 2015. Mr. Cronin served as Executive Vice President and trading principal of County Cork Asset Management from April 2010 to November 2011, and as a consultant to Bunge Limited from September 2004 to March 2010. Prior to that, he gained over 28 years of commodity trading experience working at a number of firms, including R.J. O’Brien & Associates LLC and Continental Grain Company. Mr. Cronin has a Bachelor of Arts degree from the University of Santa Clara.

MARK HUDAK has served as Executive Vice President – Human Resources since November 2013. Prior to joining Green Plains in January 2013 as Vice President – Human Resources, Mr. Hudak served as Senior Director, Global Human Resources for Bimbo Bakeries from November 2010 to January 2013. Prior to that, Mr. Hudak was Vice President, Global Human Resources / Compliance and Ethics Officer at United Malt Holdings from September 2006 to November 2010. He held several senior level positions at ConAgra Foods, Inc. from December 2000 to September 2006. Mr. Hudak has a Bachelor of Science degree in Business Administration from Bellevue University.

PAUL KOLOMAYA has served as Executive Vice President – Commodity Finance since February 2012. Prior to joining Green Plains in August 2008 as Vice President – Commodity Finance, Mr. Kolomaya was employed by ConAgra Foods, Inc. from March 1997 to August 2008 in a variety of senior finance and accounting capacities, both domestic and international. Prior to that, he was employed by Arthur Andersen & Co. in both the audit and business consulting practices. Mr. Kolomaya holds chartered accountant and certified public accountant certifications and has a Bachelor of Honors Commerce degree from the University of Manitoba.

MICHELLE MAPES has served as Executive Vice President – General Counsel and Corporate Secretary since November 2009. Prior to joining Green Plains in September 2009 as General Counsel, Ms. Mapes was a Partner at Husch Blackwell LLP, where for three years she focused her legal practice nearly exclusively in renewable energy. Prior to that, she was Chief Administrative Officer and General Counsel for HDM Corporation. Ms. Mapes served as Senior Vice President – Corporate Services and General Counsel for Farm Credit Services of America from April 2000 to June 2005. Ms. Mapes holds a Juris Doctorate, a master’s degree in Business Administration and a Bachelor of Science degree in Accounting and Finance, all from the University of Nebraska – Lincoln.

MICHAEL METZLER has served as Executive Vice President – Natural Gas and Power since November 2015. Prior to joining Green Plains in May 2013 as Senior Vice President and General Manager – Natural Gas and Power, Mr. Metzler was Senior Vice President of Origination and Trading for Tenaska Marketing Ventures, spending nearly 20 years helping to build the company from its start up. Prior to Tenaska, he spent five years with Aquila Energy Marketing as Director of Marketing and Trading. Mr. Metzler holds a Bachelor of Business Administration degree in Management and Marketing from the University of Nebraska – Omaha.

KENNETH SIMRIL has served as President – Fleischmann’s Vinegar since October 2016, a position which he has held since June 2006. Ken has an established record of successful venture development, with a career that spans multinationals, start-up’s and private equity backed ventures. He has more than 20 years of experience as a senior-level executive in planning, building and leading start-up ventures, including billion dollar initiatives with various multi-national corporations such as ExxonMobil and Level 3 Communications. Mr. Simril holds a Bachelor’s degree in Engineering from the University of Southern California and a Master’s Degree of Business Administration from Harvard Business School.

ANTHONY VOJSLAVEK has served as Executive Vice President – Risk Management since August 2016. Prior to joining Green Plains, Mr. Vojslavek was employed by The Gavilon Group LLC from November 2010 to August 2016, serving as Chief Risk Officer and Vice President, Senior Director – Risk Management and various other risk management leadership positions. Mr. Vojslavek started his career with ConAgra Foods, working in the Treasury and Risk Solutions group. Mr. Vojslavek earned a master’s degree of Business Administration from Creighton University and a Bachelor of Science degree in Economics from Washington University in St. Louis.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides an overview of our executive compensation program, including:

•	the general compensation philosophy for executive compensation;

•	the material elements of executive compensation and the process we follow to make executive compensation decisions; and

•	information about 2016 compensation earned by the following NEOs:

¡	Todd Becker – President and Chief Executive Officer
¡	Jerry Peters – Chief Financial Officer
¡	Jeff Briggs – Chief Operating Officer
¡	Michael Metzler – Executive Vice President – Natural Gas and Power
¡	Michelle Mapes – Executive Vice President – General Counsel and Corporate Secretary

Executive Compensation Philosophy

The Compensation Committee has structured our executive compensation policy based upon the following goals:

•	to attract, motivate and retain talented executive officers and other key employees;

•	to use incentive compensation to reinforce strategic performance objectives; and

•	to align the interests of executive officers and key employees with the interests of our shareholders, such that risks and rewards of strategic decisions are shared.

Compensation for executive officers consists of three core components: base compensation, annual performance/incentive awards and long-term incentive compensation. Equity awards are made pursuant to the Plan.

Compensation Committee Process and Compensation Consultant

The Compensation Committee is responsible for designing, reviewing and overseeing the administration of our executive compensation program, and reviewing and approving annually all compensation decisions relating to our executive officers, including the NEOs. Generally, all decisions with respect to determining the amount or form of compensation for our executive officers are made by the Committee in accordance with the methodology described below.

When evaluating potential salary adjustments for executive officers, the Compensation Committee solicits and considers input provided by the chief executive officer relating to the executive’s performance and contribution to our overall performance. The chief executive officer plays no role in setting his own compensation.

The Compensation Committee considered the results of the most recent say-on-pay vote when determining compensation policies and decisions. At the 2011 annual meeting of shareholders, the frequency of holding an advisory vote to approve executive compensation was recommended to be every three years, which the Board adopted. Such vote was held in 2014 and is again being held this year. The Compensation Committee has the sole authority from the Board for the appointment, compensation and oversight of our outside compensation consultant. The Compensation Committee retained Pearl Meyer & Partners, LLC (Pearl Meyer) as an independent compensation consultant during 2016 to assist with its responsibilities related to our executive and Board compensation programs. As required by SEC rules and Nasdaq listing standards, the Compensation Committee assessed the independence of Pearl Meyer and concluded that it did not have a conflict of interest in completing these responsibilities.

The Compensation Committee strives to provide total compensation that is aligned and competitive with compensation data compiled by Pearl Meyer based on a peer group of selected publicly traded companies within the same or similar industries with comparable financial performance. The peer group is periodically reviewed and revised, if necessary, to remove companies that have not maintained similar financial structure and add companies that are similar in nature to us. The peer group provides a reference point when making pay decisions and benchmarking short-term and long-term incentive plan awards and mechanics. The combination of industries represented by our core businesses and the small number of U.S. publicly traded direct competitors creates challenges in identifying peer group companies.

The Compensation Committee, in consultation with Pearl Meyer, selects peer group companies that have one or more of the following characteristics: (i) similar in size and financial performance to us, (ii) within a relevant industry group (including companies engaged in the production of ethanol, alternative fuels or gasoline oxygenates as well as the marketing and distribution of such fuels and companies engaged in the production of agriculture products), (iii) considered competitors to us according to analysts and advisory firms and other selection criteria. The composition of the peer group is periodically reviewed and, if appropriate, updated to ensure continued relevancy and to account for mergers, acquisitions, divestures or other business-related changes that may occur. The following companies comprised the peer group for 2016:

Alon USA Energy, Inc. / The Andersons, Inc. / Calumet Specialty Products Partners, L.P. / CVR Energy, Inc. / Darling Ingredients Inc. / Delek US Holdings, Inc. / Denbury Resources Inc. / H.B. Fuller Company / Koppers Holdings Inc. / Methanex Corporation / Renewable Energy Group, Inc. / SM Energy Company/ Whiting Petroleum Corporation

Base Compensation

The Compensation Committee decides on the overall compensation package, including base salary, for our executive officers. The Compensation Committee believes that it is in our best interest to continue with a lower base salary structure in keeping with its pay for performance philosophy. The Compensation Committee reviews both national and industry specific compensation data derived by Pearl Meyer by selecting a peer group of companies based upon their financial performance and operations. Each executive is evaluated against these data and adjustments are made based on individual factors such as experience level and job performance. The objective is to develop a compensation package that will attract and retain talented employees. Individual salaries vary based upon the individual’s level of responsibility, work experience, performance, impact on the business, tenure and potential for advancement.

Individual salaries for newly hired executive officers and other key employees are determined at the time of hire, and reassessed as needed, taking into account the above-factors, other than tenure. To attract and retain quality talent with the expertise to perform required duties, total compensation is generally established to be within a range of the 50th to 75th percentile of total compensation paid to personnel in similar positions in the market. We generally pay base salaries below the target market given our compensation philosophy, which is designed to reward executive officers and other key employees through our cash and stock-based incentives based on performance. To retain quality talent, the Compensation Committee may recommend base salary adjustments that are commensurate with increasing job responsibilities, internal equity and to reflect competitive market data for executive officers of industry-sector firms of similar size and performance.

Base salaries in 2016 for the NEOs were as follows: Todd Becker – $525,000; Jerry Peters – $350,000; Jeff Briggs – $350,000; Michael Metzler – $300,000; and Michelle Mapes – $300,000.

Annual Performance/Incentive Awards

We use incentive compensation in the form of annual bonuses to reinforce performance-based objectives and retain key personnel. The Compensation Committee established the Umbrella STIP, which was approved by shareholders at the 2014 annual meeting. As required by and working within the parameters of the Umbrella STIP, the Compensation Committee set specific 2016 operational performance goals. The Umbrella STIP, effective January 1, 2014, limits individual annual incentive bonuses to no more than $10 million and eligible executives’ incentive bonuses, as a pool, to no more than 6% of EBITDA, with each participating executive’s share of the pool defined by the Umbrella STIP, 60% for the chief executive officer and 10% for each other eligible executive, subject to reduction by the Compensation Committee. With 2016 EBITDA of $174,428,000, the maximum amount of the eligible pool was $10,465,680, of which the chief executive officer would be eligible for a maximum of $6,279,408 and each other named executive officer would be eligible for a maximum of $1,046,568. The Umbrella STIP provides that certain specified employees may be awarded cash bonuses by the Compensation Committee upon meeting certain additional specified performance goals or other performance criteria as determined by the Compensation Committee. The performance goals under the Umbrella STIP were established by the Compensation Committee within the first 90 days of 2016. Each current employee who is also an executive officer participates in the Umbrella STIP.

Pursuant to the Umbrella STIP, the Compensation Committee established the target levels of cash bonuses for 2016 for each participating officer, ranging from 50% to 300% of such officer’s base salary, the potential award, ranging from 0% to 600% of each participating officer’s base salary, and the performance criteria evaluated in determining the actual cash bonus amount. Participants were eligible for awards based on a percentage of base salary as defined by the Compensation Committee depending on the level of achievement of our performance criteria. The Compensation Committee may utilize its discretion under the Umbrella STIP to adjust the award for external conditions beyond our control or that of the officer with an objective that total compensation for all executive officers would be awarded within a range of the 50th to 75th percentile of industry compensation defined by our peer group analysis and other methodologies consistent with industry practice, so long as the amount awarded to a participant does not exceed the limit under the Umbrella STIP.

The Compensation Committee, which utilized only negative discretion to reduce the amounts of awards in 2016, evaluated financial performance and also evaluated the executive’s performance in contributing to our overall goals and individual measurable performance objectives. The following point assignments were established by the Compensation Committee to measure officer performance and determine 2016 incentive awards:

	Threshold Points Available	Target Points Available	Maximum Points Available
Ethanol EBITDA	4 - 19	20 - 39	40 - 100
Non-Ethanol EBITDA	4 - 9	10 - 19	20 - 50
Return on Net Assets (RONA)	2 - 4	5 - 9	10 - 20
Safety	1	5	7.5
Performance Management	5	5	5
Individual Performance & Compensation Committee Discretion	0 - 40	0 - 40	0 - 40

The Compensation Committee sets Company financial goals for Ethanol EBITDA, Non-Ethanol EBITDA and RONA which are then scored against actual results, with the points achieved based on an interpolation within the applicable range of results. If an actual result exceeds the maximum performance goal the points achieved are limited to the maximum points available. The Company safety goal is comprised of 11 different safety metrics inclusive of lost time, safety training, environmental plan review and training, environmental incident, third party audit close outs, process safety management (PSM) compliance, development of standard operating procedures (SOPs), for maintenance, and for rail, SOP training, and other on the job training requirements. The Company performance management goal requires the executive’s completion of 98% of all performance management requirements. Individual performance objectives include non-financial business objectives such as execution and integration of acquisition transactions, coaching of key employees, efficient execution of operations and management of construction or capital expenditure projects. The Committee further retains discretion to ensure that the program results reflect the Company’s performance and executive’s efforts in achieving the Company’s goals and objective.

Points are then utilized to determine the executive’s specific STIP payout percentage. An executive becomes eligible for a STIP payment when a total of 40 points is achieved, with the CEO being eligible for up to 200% of base salary and all other named executives eligible for up to 50% of base salary. When a total of 80 points is achieved, the CEO and all other named executives are eligible for amounts up to the target cash bonus identified below. Results between 40-120 points are interpolated to an equivalent percentage of STIP payout eligibility. When a total of 120 points is achieved, the CEO and all other named executives are eligible for up to the maximum amount of the range identified below. The Compensation Committee utilized its negative discretion and no payout exceeded the potential cash bonus percentage under the Umbrella STIP for 2016.

Named Executive Officer & Title	Target Cash Bonus as a Percent of Base Salary	Potential Award Range as a Percent of Base Salary
Todd Becker, President & Chief Executive Officer	300%	0 - 600%
Jerry Peters, Chief Financial Officer	80%	0 - 200%
Jeff Briggs, Chief Operating Officer	80%	0 - 200%
Michael Metzler, EVP – Natural Gas & Power	80%	0 - 200%
Michelle Mapes, EVP – General Counsel and Corporate Secretary	80%	0 - 200%

In 2016, adjusted EBITDA for ethanol production and non-ethanol operations was approximately $117.8 million and $103.4 million, respectively. The threshold, target and maximum ranges commenced at $85 million, $120 million and $170 million, respectively, for Ethanol EBITDA and $10 million, $50 million and

$90 million for non-ethanol EBITDA, respectively. We define adjusted EBITDA, for measurement under the Umbrella STIP, as EBITDA adjusted to exclude corporate activities. For a reconciliation of EBITDA to Net Income, see “Item 6. Selected Financial Data” in our Annual Report on Form 10-K for the year ended December 31, 2016. Actual return on net assets for 2016 was approximately 4.5% with threshold, target and maximum goals commencing at 1%, 3% and 5% respectively. The overall 2016 Company safety metric showed that we achieved a score of 94, with the threshold, target and maximum commencing at 66, 80 and above 93 respectively. The performance management metric was also achieved which had a single goal of 98% completion. Cash bonuses paid for 2016 performance ranged from 93% to 345% of base salaries for the NEOs. As previously noted, we generally pay base salaries below the target market given our compensation philosophy, which is designed to reward executive officers and other key employees through our cash and stock-based incentives. Cash bonuses and stock awards may fluctuate from year to year based on performance, with an overall goal of providing executive officers with total compensation within a range of the 50th to 75th percentile of industry compensation defined by our peer group analysis and other methodologies consistent with industry practice. See Summary Compensation Table below for the cash bonus amounts awarded for 2016. Additional information is also set forth in the Grants of Plan-Based Awards table.

Long-Term Incentive Compensation

The NEOs are eligible to receive long-term, equity-based incentive compensation awards under the Plan and the GPP LTIP. Awards that may be issued under the GPP LTIP include unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards, and are limited to 2,500,000 common units, subject to proportionate adjustment in the event of unit splits and similar events. No grants have been awarded to NEOs under the GPP LTIP.

Our ability to operate our business and implement our strategies effectively depends, in part, on the efforts of our executive officers and other key personnel. Our executive officers have developed expertise in ethanol and related industries, and we have hired qualified managers and key personnel to operate our plants, agribusiness operations, partnership assets, and marketing and distribution business. Grants to executive officers of restricted stock, options or deferred stock encourage equity ownership and closely align management’s interests with the interests of shareholders, such that risks and rewards of strategic decisions are shared. Additionally, because awards will be subject to forfeiture in certain cases if employment is terminated, such awards are anticipated to provide a long-term incentive to remain employed with us.

Based on Compensation Committee assessments and recommendations, our long-term compensation program includes the following components to align management’s interests with the interests of shareholders:

•	Emphasizes “at risk” pay such as options and other long-term incentives.

•	Emphasizes long-term compensation such as options and restricted stock.

•	Rewards financial results and promotion of our objectives as well as individual performance against individual objectives.

In an effort to align the interests of management and shareholders with the goal of sharing the risks and rewards of strategic decisions that are made, the Compensation Committee reviews the advisability of granting shares or options to members of management. The aggregate number of shares or options granted to management will be based on the executive’s position and the value of each individual’s contributions, as well as competitive pay data from the peer group norms.

Equity compensation is determined by the Compensation Committee, which considers our performance, focusing primarily on annual EBITDA targets, each individual’s accomplishments compared with their goals for the year and each executive’s base salary and short-term incentive payments compared with total compensation. Based on our 2016 financial performance, individual performance evaluations and competitive pay data, restricted stock awards were issued in March 2017 for 2016 performance. Awards made in 2017 for 2016 performance to the NEOs consisted of the following grants: 132,610 shares to Mr. Becker, 23,797 shares to Mr. Briggs, 18,519 shares to Mr. Metzler, and 18,371 shares to Ms. Mapes. Because stock awards are presented in the year of grant, the stock awards granted in 2017 for 2016 performance do not appear in the Summary Compensation Table for 2016. Awards to the NEOs in 2016 for 2015 performance consisted of grants of 222,718 shares to Mr. Becker, 37,120 shares to Mr. Peters, 37,120 shares to Mr. Briggs, 37,120 shares to Mr. Metzler, and 25,984 shares to Ms. Mapes. To align the interests of the executive officers with the interests of our shareholders, such that risks and rewards of strategic decisions are shared, and to encourage retention of our executive officers, the restricted stock awards granted in 2017, 2016 and 2015 vest ratably, annually over the three years following the grant.

The amounts shown in the Summary Compensation Table related to 2014 stock awards were for grants made in that year for prior year performance unless otherwise noted. These restricted stock awards vested 25% on the grant date and 25% annually for the next three years.

The Board has adopted stock ownership guidelines for its executive officers as follows: chief executive officer at six times base salary, chief financial officer and chief operating officer, each at four times base salary, and other executive officers at three times base salary.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the amount of compensation paid to NEOs, other than the chief financial officer, which may be deducted for federal income tax purposes in any fiscal year to $1,000,000. Performance-based compensation that has been approved by our shareholders and otherwise satisfies the performance-based requirements under Section 162(m) of the Internal Revenue Code is not subject to this $1,000,000 deduction limit. While the Compensation Committee believes that it generally is important for compensation paid to our NEOs to be tax deductible, it also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) to enable us to attract, retain, reward and motivate its highly qualified executives. The Compensation Committee is composed entirely of “outside directors” in accordance with Section 162(m) of the Internal Revenue Code.

Impact of ASC 718

The Compensation Committee considers the accounting treatment applicable to the various forms of long-term incentive plans under ASC 718 in the design of our long-term equity incentive program. The Compensation Committee and the Company monitor ASC 718 expense to ensure that it is reasonable. However, this expense generally will not be the most important factor in making decisions about our long-term incentive plan.

Employment and Severance Agreements

As described below, we have entered into employment agreements with Messer’s Becker, Peters and Briggs. The Compensation Committee may adjust base salary, bonus percentage or long-term incentives to levels that exceed the initial terms of the executive officers’ employment agreements based on its periodic review of compensation data.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K for the year ended December 31, 2016.

Respectfully submitted,

Alain Treuer, Chairman
Jim Anderson
Gene Edwards
Thomas Manuel

Summary Compensation Table

The following table provides certain compensation information for the years ended December 31, 2016, 2015 and 2014 for the NEOs.

Name and principal position	Year	Salary ($)	Stock awards ($) (1)	Non-equity incentive plan comp. ($) (2)	All other comp. ($) (3)	Total ($)
Todd Becker (4)	2016	525,000	3,000,000	1,812,600	86,952	5,424,552
President and Chief Executive Officer	2015	525,000	3,100,000	1,500,000	86,652	5,211,652
	2014	525,000	2,500,000	2,000,000	85,677	5,110,677

Jerry Peters (4)	2016	343,750	500,000	325,000	11,507	1,180,257
Chief Financial Officer	2015	300,000	600,000	240,000	11,529	1,151,529
	2014	300,000	500,000	500,000	11,329	1,311,329

Jeff Briggs (4)	2016	343,750	500,000	371,739	11,067	1,226,556
Chief Operating Officer	2015	300,000	600,000	240,000	11,070	1,151,070
	2014	300,000	350,000	600,000	10,859	1,260,859

Michael Metzler (5)	2016	293,750	500,000	300,000	11,056	1,104,806
Executive Vice President - Natural Gas & Power

Michelle Mapes	2016	296,875	350,000	297,600	11,014	955,489
Executive Vice President - General Counsel and Corporate Secretary	2015	275,000	350,000	220,000	10,870	855,870
	2014	268,750	325,000	375,000	10,670	979,420
(1)	Amounts for “Stock awards” reflect the aggregate grant date fair value computed in accordance with ASC 718. Amounts in the “Stock awards” column for 2016 includes awards made in 2016 for 2015 compensation, 2015 includes awards made in 2015 for 2014 compensation, and 2014 includes awards made in 2014 for 2013 compensation. Restricted stock awards granted in 2016 and 2015 vest ratably, annually over the three-year period following the date of grant. Restricted stock awards granted in 2014 vested 25% at time of grant, with the remaining award vesting over a three-year period. See Compensation Discussion and Analysis for additional information.
(2)	Columns for “Bonus,” which relates to discretionary cash bonuses that are not part of a short-term incentive plan, and “Option awards” have been omitted from this table because no compensation is reportable thereunder. “Non-equity incentive plan compensation” amounts were paid pursuant to the Umbrella STIP.
(3)	“All other compensation” generally consists of our match to the executive officer’s 401(k) retirement plan, up to a maximum of $10,600 per employee for 2016 and 2015, and $10,400 per employee for 2014, and imputed income on Company-paid life insurance. For Mr. Becker, the amounts also include insurance premiums paid by us and our gross-up to cover the taxes on this benefit. See Employment Arrangements below for further information on our employment agreement with Mr. Becker.

(4)	Messrs. Becker, Briggs and Peters were also named executive officers for GPP in 2016. Pursuant to the operational services and secondment agreement, Mr. Becker’s salary, stock awards and non-equity incentive plan compensation allocated to GPP for 2016 was $22,916, $135,312 and $79,118, and for 2015 was $11,350, $0 and $32,428 respectively, Mr. Peters’ salary, stock awards and non-equity incentive plan compensation allocated to GPP for 2016 was $15,004, $26,189 and $14,186, and for 2015 was $6,486, $0 and $5,188 respectively, and Mr. Brigg’s salary, stock awards and non-equity incentive plan compensation allocated to GPP for 2016 was $15,004, $26,189 and $16,226, and for 2015 was $0, $0 and $0 respectively.
(5)	As this is the first time Mr. Metzler has been considered a NEO, prior year results are not provided.

Employment Arrangements

Mr. Becker.    Effective October 16, 2008, we entered into an employment agreement with Mr. Becker to serve as our President and Chief Operating Officer. Mr. Becker was named President and Chief Executive Officer on January 1, 2009. Mr. Becker’s employment agreement was amended in December 2009 to provide for a tax gross-up payment in the event of any tax payments on fringe benefits. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) an annual base salary, currently at $525,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) annual awards of long-term incentive benefits of a type and level that is competitive with long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries, and (iv) a fully exercisable option to acquire 150,000 shares at an exercise price equal to $10 per share. Mr. Becker’s employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Becker will receive one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period) and certain relocation assistance if he relocates beyond 50 miles within six months of termination. In addition, all shares acquired upon exercise of options granted therein would then be released from certain lock-up restrictions, and all outstanding options and other equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Peters.    Effective October 24, 2008, we entered into an amended and restated employment agreement with Mr. Peters. The terms of the employment agreement provide that Mr. Peters will receive (i) an annual base salary, currently at $350,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in the long-term incentive program developed by us, and (iv) other benefits that are generally available to our employees. Mr. Peters’ employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Peters will receive six month’s base salary plus the greater of one-half of the maximum bonus for that year or the average bonus paid in the prior two years and all outstanding equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Briggs.    Mr. Briggs joined us in 2009 and entered into an employment agreement with us effective March 4, 2011. The agreement provides for (i) an annual base salary, currently at $350,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by us, and (iv) participation in our benefit plans. Mr. Briggs’ employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Briggs will receive six month’s base salary and all outstanding equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Metzler and Ms. Mapes.    Mr. Metzler and Ms. Mapes have not entered into employment agreements with Green Plains.

See Compensation Discussion and Analysis for further details on 2016 performance objectives.

Grants of Plan-Based Awards

The following table sets forth information related to grants under the Umbrella STIP and grants of stock awards pursuant to the terms of the Plan to the NEOs during 2016.

Name (1)	Grant date	Estimated future payouts under non-equity incentive plan awards (2)			All other stock awards: number of shares of stock or units (#) (3)	Grant date fair value of stock and option awards ($)
		Threshold $	Target $	Maximum $
Todd Becker	2/12/16	1,050,000	1,575,000	3,150,000	222,718	3,000,000
Jerry Peters	2/12/16	175,000	280,000	700,000	37,120	500,000
Jeff Briggs	2/12/16	175,000	280,000	700,000	37,120	500,000
Michael Metzler	2/12/16	150,000	240,000	600,000	37,120	500,000
Michelle Mapes	2/12/16	150,000	240,000	600,000	25,984	350,000
(1)	Columns for “Estimated future payouts under equity incentive plan awards,” “All other option awards: number of securities underlying options” and “Exercise or base price of option awards” have been omitted from this table because no compensation is reportable thereunder.
(2)	See Compensation Discussion and Analysis for additional information about the Umbrella STIP.
(3)	This table includes equity awards granted in 2016 related to 2015 performance but does not include awards granted in 2017 for 2016 performance.

Outstanding Equity Awards at Year-End

The following table sets forth information related to outstanding equity awards for the NEOs as of December 31, 2016.

	Option awards (2)				Stock awards (2)
Name (1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Todd Becker	100,000	-	12.48	12/22/19
					327,933	9,132,934
Jerry Peters	-	-	-	-
					57,660	1,605,831
Jeff Briggs	18,750	-	11.75	11/23/19
					56,021	1,560,185
Michael Metzler	-	-	-	-
					50,450	1,405,033
Michelle Mapes	-	-	-	-
					38,330	1,067,491
(1)	Columns related to “Equity incentive plan awards” have been omitted because no compensation is reportable thereunder.
(2)	Restricted stock awards granted in 2016 and 2015 vest ratably, annually over the three-year period following the date of grant. Stock options and restricted stock awards granted prior to 2015 vested 25% immediately and vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term.

Option Exercises and Stock Vested

The following table sets forth information on stock options exercised or restricted stock vested for the NEOs during 2016.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Todd Becker	40,000	579,388	122,070	2,080,352
Jerry Peters	25,000	321,003	20,327	348,131
Jeff Briggs	-	-	18,688	319,547
Michael Metzler	-	-	8,304	144,822
Michelle Mapes	-	-	15,064	256,526

Potential Payments upon Termination or Change in Control

Employment Agreement for Mr. Becker

We have an employment agreement with Mr. Becker. See Employment Arrangements above for additional information. Upon termination without cause or for good reason, Mr. Becker is entitled to (a) one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, (b) up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period) and (c) certain relocation assistance if he relocates beyond 50 miles within six months of termination. In addition, all shares acquired upon exercise of options granted therein would then be released from certain lock-up restrictions and all outstanding options and other equity awards would fully vest.

The employment agreement also contains a gross-up provision to address any excess parachute payments resulting under Section 280G of the Internal Revenue Code. In the event any severance benefits provided to Mr. Becker subject him to the excise tax imposed under Section 4999 of the Internal Revenue Code, we will pay Mr. Becker the amount necessary to make up for the excise tax on excess parachute payments and income and payroll taxes on the excise tax.

For such purposes, cause is defined as one of the following: (a) a material breach by the executive of the terms of this agreement, not cured within thirty (30) days from receipt of notice from the Board of such breach, (b) conviction of, or plea of guilty or no contest to, a felony; (c) willful misconduct or gross negligence in connection with the performance of executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to us. For purposes of this definition, no act, or failure to act, on the executive’s part shall be considered willful unless done, or omitted to be done, by the executive in knowing bad faith and without reasonable belief that his action or omission was in, or not opposed to, our best interests. Notwithstanding the foregoing, the executive shall not be deemed to have been terminated for cause unless and until the executive has received a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice to the executive and an opportunity for the executive, together with his counsel, to be heard by the Board), finding that, in the good faith opinion of the Board, the executive is guilty of the conduct set forth above in (a), (b), (c) or (d) of this definition and specifying the particulars thereof in detail.

For such purposes, good reason is defined as any of the following if the same occurs without the executive’s express written consent: (a) a material diminution in executive’s base salary as described in the employment agreement; (b) a material diminution in executive’s authority, duties, or responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the person to whom the executive is required to report; (d) a material change in the geographic location at which the executive must perform the services (for this purpose, any relocation of more than 50 miles is deemed a material change); (e) any material reduction or other adverse change in the executive’s benefits under any applicable and properly approved compensation plan or arrangement without the substitution of comparable benefits; or (f) any other action or inaction that constitutes a material breach by us under the employment agreement. To terminate for good reason, the executive must incur a termination of employment on or before the second anniversary of the initial existence of the condition.

Employment Agreement for Mr. Peters

On October 24, 2008, we entered into an amended and restated employment agreement with Mr. Peters. See Employment Arrangements above for additional information. If Mr. Peters is terminated without cause or for good reason, Mr. Peters will receive six month’s base salary plus the greater of (a) one-half of the maximum bonus for that year or (b) one-half of the average bonus paid in the prior two years and all outstanding equity awards will fully vest. The definitions for cause and good reason are the same as described above for Mr. Becker, except that good reason does not include subsection (f) in the definition above and cause does not require an affirmative vote of the Board.

The employment agreement also contains a gross-up provision to address any excess parachute payments resulting under Section 280G of the Internal Revenue Code. In the event any severance benefits provided to Mr. Peters subject him to the excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code, we will pay Mr. Peters the amount necessary to make up for the excise tax on excess parachute payments and income and payroll taxes on the excise tax.

Employment Agreement for Mr. Briggs

We have an employment agreement with Mr. Briggs. See Employment Arrangements above for additional information. Upon termination without cause or for good reason, he will receive an amount equal to six months base salary and all outstanding equity awards will fully vest. The definitions for cause and good reason are the same as described above for Mr. Becker, except that the definition of good reason for Mr. Briggs does not specify the distance for an applicable relocation.

Equity Acceleration

2007 Equity Incentive Plan. Awards outstanding under the 2007 Equity Incentive Plan will fully vest upon a change in control unless (a) assumed by the successor corporation; (b) replaced with a cash retention program providing the same value or (c) otherwise limited by the plan administrator. A change in control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of our combined voting power;

(b)	there is a merger, consolidation, or other business combination transaction with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of our shares of voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)	all or substantially all of our assets are sold.

2009 Equity Incentive Plan, as amended. Awards outstanding under the Plan will fully vest upon a change in control (a) if not fully converted and assumed, (b) if the awards are converted and assumed, after a qualifying termination, or (c) by the participant for good reason, if it is defined in the applicable award agreement or employment agreement. Qualifying termination is defined as a termination of employment within twenty-four months following a change in control or by us other than for cause, gross negligence, or deliberate misconduct which demonstrably harms us. A change in control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of our combined voting power;

(b)	there is a merger, consolidation, or other business combination transaction with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction;

(c)	during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who entered into an agreement with us to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

(d)	all or substantially all of our assets are sold.

The option award agreement also provides that if an executive is terminated without cause, the option will be deemed to have vested through the next annual anniversary of the grant date.

The following tables provide information on potential benefits that could be received by the NEOs upon a termination or change in control. The tables assume termination as of the close of business on December 31, 2016. The closing price of our Common Stock on the last trading day of 2016 was $27.85. Post-termination health care represents the approximate value of such benefits. Upon a change in control, the executive may be subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code on any excess parachute payments under Section 280G. As discussed above, we have agreed to reimburse Mr. Becker and Mr. Peters for all such excise taxes and any income and excise taxes that are payable by the executive as a result of any such reimbursements. Currently, amounts shown as compensation related to change in control do not trigger excise taxes for excess parachute payments; and therefore are not included in the tables below.

Todd Becker

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$3,675,000	$-
Equity Vesting (2)	9,132,934	9,132,934

Benefits and Perquisites
Post-Termination Health Care	24,499	-
Certain Relocation Benefits (3)	-	-

Total	$12,832,433	$9,132,934

(1)	Assumes a bonus of the greater of his maximum bonus for that year or the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.
(3)	Relocation assistance in the event of termination without cause or for good reason, or for a termination following a change in control if relocation is more than 50 miles beyond Omaha, Nebraska within six months of such time. The value of such assistance cannot be determined until such an event occurs.

Jerry Peters

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$525,000	$-
Equity Vesting (2)	1,605,831	1,605,831

Total	$2,130,831	$1,605,831

(1)	Assumes a bonus of the greater of one-half of his maximum bonus for that year or one-half the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Jeff Briggs

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$175,000	$-
Equity Vesting (1)	1,560,185	1,560,185

Total	$1,735,185	$1,560,185

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Michael Metzler

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Equity Vesting (1)		$1,405,033

Total		$1,405,033

(1)	Represents potential accelerated vesting of all outstanding equity awards and release of restrictions on such awards in the event of a change in control (as described above).

Michelle Mapes

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Equity Vesting (1)		$1,067,491

Total		$1,067,491

(1)	Represents potential accelerated vesting of all outstanding equity awards and release of restrictions on such awards in the event of a change in control (as described above).

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee have ever served as officers or employees of the Company, and no officers or other employees have ever served on the Compensation Committee. During 2016, none of our executive officers served: (i) on a compensation committee of another entity which had an executive officer serving on the Compensation Committee; (ii) as a director of another entity which had an executive officer serving on the Compensation Committee; or (iii) as a member of a compensation committee of another entity which had an executive officer who served as a director of the Company.

Compensation Risk Assessment

With the help of its compensation consultant, in 2016 the Compensation Committee reviewed our executive compensation policies and practices, and determined that our executive compensation programs are not reasonably likely to have a material adverse effect on us. The Compensation Committee also reviewed our compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking, with none being identified in our programs.

Moreover, the Compensation Committee determined that, for all employees, our non-executive compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation, as these programs are fully discretionary after performance for the relevant period has been achieved, recommended by senior management to the Compensation Committee and reviewed at such time to support our goals and objectives.

EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2016, certain information related to our compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Averaged Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	148,750	$12.36	578,564

Total	148,750		578,564

(1)	The maximum number of shares that may be issued under the Plan, prior to the Amendment proposed in Proposal 2, as option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct share issuances and other stock-based awards is 3,000,000 shares of our Common Stock, plus shares remaining under the 2007 Equity Incentive Plan that were rolled into the Plan in 2009.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 15, 2017, for: (i) each person or group (as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than five percent of our Common Stock, (ii) each of our directors, including the nominees for election as director, (iii) each of the NEOs, and (iv) all directors and executive officers, twenty-one in number, as a group. The table also sets forth certain information as of March 15, 2017, with respect to the beneficial ownership of common units of our subsidiary GPP. On March 15, 2017, we had 38,671,309 shares of Common Stock outstanding. Except as noted below, the persons listed below possess sole voting and investment power over their respective shares. We have a policy that does not permit hedging of Company securities by executive officers.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total	GPP Units Beneficially Owned (3)	Percentage of Total (3)
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	4,126,406	10.7%
Tourbillon Capital Partners, L.P. (4) 444 Madison Avenue, 26th Floor New York, NY 10022	3,652,922	9.4
Dimensional Fund Advisors LP (4) 6300 Bee Cave Road, Building One Austin, TX 78746	3,235,985	8.4
The Vanguard Group, Inc. (4) 100 Vanguard Blvd. Malvern, PA 19355	2,544,407	6.6
Van Eck Associates Corporation (4) 666 Third Ave, 9th Floor New York, NY 10017	2,278,176	5.9
Morgan Stanley (4) 1585 Broadway New York, NY 10036	2,134,074	5.5
Point72 Asset Management, L.P. (4) 72 Cummings Point Road Stamford, CT 06902	2,111,557	5.5
Todd Becker (5)	813,188	2.1	62,556	*
Alain Treuer	342,868	*
Jeff Briggs (6)	231,904	*	4,000	*
Wayne Hoovestol (7)	185,437	*
Jerry Peters	91,463	*	15,000	*
Brian Peterson (8)	78,705	*
Michael Metzler	69,994	*	2,500
Jim Anderson	68,255	*
Michelle Mapes	59,897	*	35,840
Gordon Glade (9)	58,243	*
James Crowley	20,269	*
Gene Edwards	14,462	*
Thomas Manuel	11,618	*
Ejnar Knudsen	8,620	*
Executive Officers and Directors as a Group (21 persons) (3) (10)	2,489,355	6.4	136,396	*
*	Less than 1%.

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.
(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(3)	Includes common units of GPP held directly by executive officers as of March 15, 2017, with percentage calculated based on 15,910,658 common units outstanding. Directors of the Company, except for Mr. Becker, are not directors of GPP. Accordingly, holdings of GPP units by our outside directors, if any, are not reported in this table.
(4)	Based on the amount reported in the respective Schedule 13G filing, as follows:

i.	BlackRock Inc. – filed on January 12, 2017; shares are beneficially owned with sole voting power over 4,039,348 of the shares and the power to dispose of all of the shares.

ii.	Tourbillon Capital Partners, L.P. – filed on February 14, 2017; shares are beneficially owned with shared voting power over all of the shares and shared dispositive power over all of the shares with Jason H. Karp.

iii.	Dimensional Fund Advisors LP (DFA) – filed on February 9, 2017; in its role as investment advisor, sub-advisor and/or manager, DFA may be deemed to be beneficial owner of these shares, but it disclaims beneficial ownership of these shares; in this role, shares are beneficially owned with sole voting power over 3,122,568 of the shares and the power to dispose of all of the shares.

iv.	The Vanguard Group, Inc. – filed on February 13, 2017; shares are beneficially owned with sole voting power over 42,870 of the shares, shared voting power over 3,470 of the shares, sole dispositive power over 2,499,745 of the shares and shared dispositive power over 44,662 of the shares.

v.	Van Eck Associates Corporation – filed on February 8, 2017; shares are beneficially owned with sole voting and dispositive power over all of the shares.

vi.	Morgan Stanley – filed on February 13, 2017; shares are beneficially owned with sole voting power over 2,127,969 of the shares and shared dispositive power over all of the shares.

vii.	Point72 Asset Management, L.P. – filed on January 6, 2017; shares are beneficially owned with shared voting power over all of the shares and shared dispositive power over all of the shares.
(5)	Includes options exercisable within 60 days of March 15, 2017, for 100,000 shares.
(6)	Includes options exercisable within 60 days of March 15, 2017, for 18,750 shares.
(7)	Includes 17,000 shares owned by Mr. Hoovestol’s wife.
(8)	Includes options exercisable within 60 days of March 15, 2017, for 10,000 shares. Also includes 15,000 shares that Mr. Peterson owns jointly with his child.
(9)	Includes 11,988 shares owned by entities in which Mr. Glade has ownership.
(10)	Includes options exercisable within 60 days of March 15, 2017, totaling 128,750 shares for executive officers and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

The Board has adopted a written policy governing related party transactions. A related party includes (a) any person who is or was (at any time during the last year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b); or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 10% beneficial ownership interest. The related party policy requires the Audit Committee to review each related party transaction, which is any transaction, arrangement or relationship with a related party where the aggregate amount involved is expected to exceed $120,000 in any calendar year, and determine whether it will approve or ratify such transaction. Certain smaller specified transactions are deemed preapproved by the Audit Committee.

In determining whether a related party transaction will be approved or ratified, the Audit Committee may consider factors such as (a) the extent of the related party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related parties; (d) the benefit to us; and (e) the aggregate value of the transaction.

Related Party Transactions

Commercial Contracts

Three of our subsidiaries have executed separate financing agreements for equipment with Amur Equipment Financing (formerly AXIS Capital Inc). Gordon F. Glade, a director of Amur Equipment Financing, is a member of our Board. In March 2014, a subsidiary of ours entered into $1.4 million of new equipment financing agreements with AXIS Capital with monthly payments beginning in April 2014. Balances of $0.8 million and $1.0 million related to these financing arrangements were included in debt at December 31, 2016 and 2015, respectively. Payments, including principal and interest, totaled $0.3 million for each of the years ended December 31, 2016, 2015 and 2014, respectively. The weighted average interest rate for the financing agreements with AXIS Capital was 6.8%.

Aircraft Leases

Effective January 1, 2015, we entered into two agreements with an entity controlled by Wayne Hoovestol for the lease of two aircrafts. Mr. Hoovestol is Chairman of the Board. We agreed to pay $9,766 per month for the combined use of up to 125 hours per year of the aircrafts. Flight time in excess of 125 hours per year will incur additional hourly charges. During the years ended December 31, 2016, 2015 and 2014, payments related to these leases totaled $190 thousand, $270 thousand and $187 thousand, respectively. We had no outstanding payables related to these agreements at December 31, 2016 or 2015.

Other Transactions

Pursuant to an operational services and secondment agreement, we are reimbursed by GPP for certain compensation of our employees, including executive officers, who serve in management, maintenance and operational functions in support of its operations. GPP also has various fee-based commercial agreements with our subsidiary, Green Plains Trade Group LLC, including a storage and throughput agreement, a rail transportation services agreement, a trucking transportation agreement and various terminal services agreements for our fuel terminal facilities.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE

GREEN PLAINS INC. 2009 EQUITY INCENTIVE PLAN

On March 23, 2017, the Board adopted, subject to shareholder approval, an amendment to the 2009 Equity Inventive Plan (the “Plan”) to (i) require at least a one year minimum vesting for all but 5% of Awards under the Plan and (ii) increase the number of shares of Common Stock that may be issued under the Plan as stock-based awards from 3,000,000 to 4,110,000.

General Information

The purpose of the Plan, which was approved by the Company’s shareholders at the 2009 annual meeting of shareholders, is to promote the interests of the Company and its shareholders by aligning the interests of participants with the interests of the Company’s shareholders. The aggregate number of shares of Common Stock that currently may be issued under all stock-based awards made under the Plan is 3,000,000.

Equity awards are currently granted to employees, non-employee directors and consultants pursuant to the Plan. As of March 2, 2017, approximately 278,383 shares remained available for awards under the Company’s equity incentive plans (1,388,383 shares if this Proposal 2 is approved by the shareholders).

The Board believes that equity incentive compensation is essential in attracting, retaining and motivating individuals. The flexibility of the Plan in types and specific terms of awards allows future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval of the amendment to increase the number of shares of Common Stock that may be issued under the Plan will permit the Company to award equity incentives that help achieve these goals.

The following is a summary of the material terms of the Plan, as amended by this third amendment, and is qualified in its entirety by reference to the Plan. A copy of the Amended and Restated Equity Plan is included as Appendix A to this Proxy Statement and may also be obtained from us free of charge upon written request.

Summary of the 2009 Equity Incentive Plan

Administration

The Compensation Committee, which is comprised of four Independent Directors, administers the Plan and has full power and authority to determine when and to whom awards are granted, consistent with the provisions of the Plan. Subject to the provisions of the Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the Plan, and establish rules and regulations for the administration of the Plan.

Eligible Participants

Any employee, director or consultant of the Company or its subsidiaries, who is selected by the Compensation Committee, is eligible to receive an award under the Plan. As of December 31, 2016, the Company had approximately 1,294 employees and nine non-employee directors eligible to participate.

Shares and Amounts Available For Awards

The aggregate number of shares of Common Stock that may be issued under all stock-based awards made under the Plan is 3,000,000, which will be increased to 4,110,000 shares upon approval of the amendment to the Plan by the Company’s shareholders at the 2017 Annual Meeting. Shares related to awards that are forfeited, terminated, or are withheld from issuance to pay a participant’s tax withholding liability are added back and are available again under the Plan. Subject to adjustment for certain corporate transactions, no participant may be granted stock options or stock appreciation rights (“SARs”) in any year with respect to more than 500,000 shares, and no participant may be granted restricted stock, restricted stock units, performance shares and other stock-based awards in any year with respect to more than 500,000 shares. The maximum dollar value that may be earned by any participant in any 12-month period with respect to performance units that are intended to comply with the performance based exception under Section 162(m) of the Internal Revenue Code (“the Code”) and are denominated in cash is $5,000,000.

Terms of Awards

General.    Awards may be granted alone or in addition to any other award granted under the Plan or any other compensation plan. Awards may be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, or shares of Common Stock, or any combination of these in a single payment. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. The fair market value of a share under the Plan is the closing price on any securities exchange or NASDAQ or other over-the-counter market on which the shares are listed on the date of determination. If the shares are not listed, the Compensation Committee will determine the fair market value of the shares. The term of awards will not be longer than 10 years.

Generally, awards must require a minimum period of service of at least one year after the grant date before they vest. However, awards for up to 5% of the shares that may be issued under the Plan may provide for vesting prior to one year after the grant date.

Awards other than options and SARs may be granted subject to the achievement of performance goals. The performance goals may be established by the Compensation Committee from time to time. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals may be one or more of the following business criteria:

•	Revenue;

•	Operating income (before or after taxes);

•	Pre- or after-tax income (before or after allocation of corporate overhead and bonus);

•	Net income (before or after taxes);

•	Earnings (including earnings before taxes; earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

•	Earnings per share;

•	Economic value-added models or equivalent metrics;

•	Cash flow or cash flow per share (before or after dividends);

•	Stock price;

•	Total shareholder return;

•	Market share;

•	Regulatory achievements;

•	Implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects;

•	Production volume levels;

•	Reductions in costs;

•	Improvement in or attainment of expense levels or working capital levels;

•	Operating margins, gross margins, or cash margin;

•	Year-end cash;

•	Debt reductions;

•	Return on equity;

•	Return on assets or net assets;

•	Return on capital (including return on total capital or return on invested capital);

•	Cash flow return on investment;

•	Efficiency ratio (non-interest expense, divided by total revenue);

•	Asset management;

•	Asset quality;

•	Asset growth or budget achievement.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, and may be established separately for the Company as a whole or for our various groups, divisions or subsidiaries. The Compensation Committee shall establish performance goals and target awards for participants within the time prescribed by, and otherwise shall comply with Section 162(m) of the Code.

Stock Options. The holder of an option is entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or in previously-acquired shares of Common Stock, or at the discretion of the Compensation Committee, by any other lawful means. Options are either “incentive stock options (“ISOs”)” within the meaning of Section 421 of the Code or “nonqualified stock options” and will vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The exercise price is established by the Committee and cannot be less than the fair market value of a share on the date of grant; the exercise price of an incentive stock option granted to an employee who owns 10% or more of the combined voting power of our stock will not be less than 110% of the fair market value of a share on the date of grant. The aggregate fair market value of Common Stock for which ISOs are granted and which are first exercisable in any one calendar year by any one employee may not exceed $100,000 in fair market value, which is determined as of the date of the grant.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of Common Stock over the grant price of the SAR. Such amount shall be paid in shares of Common Stock or in cash, as specified in the award agreement. SARs shall vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of Common Stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock is entitled to vote the shares and to receive any dividends declared on the shares; however, any dividends declared in shares are subject to the same restrictions as the underlying shares. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of Common Stock, at some future date determined by the Compensation Committee. The holder of restricted stock units will not have voting rights but will receive dividends paid with respect to the underlying shares. The Compensation Committee may award restricted stock or restricted stock units subject to satisfaction of performance goals, which may include awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the participant’s employment terminates during the vesting period for any other reason, the Restricted Stock and Restricted Stock Units will be forfeited, unless the Compensation Committee determines that it would be in the Company’s best interest to waive any remaining time-based restrictions.

Performance Awards. Performance awards give participants the right to receive payments in cash, or shares based solely upon the achievement of certain performance goals during a specified performance period. Any shares granted may be subject to any restrictions as determined by the Compensation Committee. Performance awards granted under the Plan may qualify as ‘‘performance-based compensation’’ within the meaning of Section 162(m) of the Code.

Stock-Based Awards. The Compensation Committee may grant other equity-based awards, including unrestricted shares of our Common Stock, subject to terms and conditions determined by the Compensation Committee and limitations imposed by the Plan. The awards may be conditioned on meeting performance goals and may be structured to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Duration, Termination and Amendment. Unless discontinued or terminated by the Board, the Plan will expire on May 6, 2019. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board may amend, alter or discontinue the Plan at any time, although shareholder approval must be obtained if required to maintain compliance with the Code, by any applicable law or for any action that would, absent such approval, violate the rules and regulations of any securities exchange applicable to the Company.

Repricing Awards

The Compensation Committee may cancel outstanding options and SARs and replace them with either new options or SARs covering the same or a different number of shares but with an exercise price not less than fair market value on the new grant date, but only with shareholder approval. The Compensation Committee also may reduce the exercise price of options or SARs to a price not less than the then current fair market value of Common Stock on the date of adjustment, but only with shareholder approval. Previously, shareholder approval was not required to cancel and replace options and SARs, or to reprice options and SARs, and the Compensation Committee was able to buy-out options and SARs for cash or shares.

Change in Control

Upon change in control, as defined in the Plan, all outstanding options, SARs, restricted stock and restricted stock units that are not converted into similar awards with respect to the survivor or successor parent corporation shall become fully vested and, in the case of options and SARs, fully exercisable. Options, SARs, restricted stock and restricted stock units that are converted into similar awards with respect to the survivor or successor parent corporation upon a change in control shall vest and, in the case of options and SARs, become fully exercisable upon a qualifying termination, as defined in the Plan.

Unless provided otherwise in an award agreement or employment agreement, performance shares will be converted into restricted stock upon a change in control. If the restricted stock is not converted into stock or units of the survivor or successor parent corporation, the restricted stock will vest upon a change in control, and if the restricted stock is converted into stock or units of the survivor or successor parent corporation, it will vest upon a qualifying termination.

Unless otherwise provided in an award agreement or employment agreement, performance units shall be converted into time-vesting restricted cash upon a change in control, and will vest upon a qualifying termination or in accordance with the vesting schedule under the original award if earlier.

Transferability of Awards

Unless otherwise provided by the Compensation Committee, awards under the Plan may only be transferred by will or by the laws of descent and distribution. The Compensation Committee may permit a participant to transfer all or a portion of his awards to members of his immediate family, to trusts for the benefit of immediate family members, or to family limited partnerships in which the participant and his family members are the only partners.

Federal Income Tax Consequences

Grant of Stock Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and generally deductible by the Company, subject to the limits of Section 162(m) of the Code if applicable.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option, a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under a non-qualified option or SAR. If shares purchased pursuant to the exercise of an ISO are not disposed of by the employee within two years from the date of grant of the option or within one year after the transfer of shares to him, the entire gain, if any, realized upon disposition will be taxable to the employee as long-term capital gain or loss and the Company will not be entitled to any federal income tax deduction. If an employee sells or exchanges the shares acquired under an ISO before the expiration of the required holding period, the employee will realize ordinary income in the year of such disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise (minus the exercise price) or the selling price (minus the exercise price). In such event, the Company will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the employee, subject to the limits of Section 162(m) of the Code if applicable.

Awards Other than Options and SARs. As to other awards granted under the Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income in the year of receipt equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of Common Stock that are restricted from transfer and subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

Tax Deductibility and Section 162(m). Section 162(m) places a $1,000,000 annual limit on the deductible compensation of certain executives of publicly-traded corporations. The limit, however, does not apply to “qualified performance-based compensation.” The Plan is designed so that performance-based awards made thereunder may qualify for the performance-based compensation exception to the deductibility limit.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state income tax obligations.

Board Voting Recommendation

Upon the recommendation of management, the Board adopted an amendment to the Green Plains Inc. 2009 Equity Incentive Plan and recommends to the shareholders that they vote FOR the approval of the amendment to the Plan to (i) require at least one year for vesting of awards for all but 5% of Awards under the Plan and (ii) . The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the amendment to the Plan. It is intended that, unless otherwise instructed, the shares represented by the Proxy (other than broker non-votes) will be voted “For” the approval of the amendment to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our Compensation Discussion and Analysis is presented above under “Executive Compensation.” As discussed there, the Board believes that the Company’s long-term success depends in large measure on the efforts and talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Company’s executive officers with those of its shareholders.

This Proposal 3 provides shareholders with the opportunity to cast an advisory vote to approve the Company’s executive compensation program.

The Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under executive compensation. The Company is asking its shareholders to indicate their support for the Company’s executive compensation program as described in this Proxy Statement. This Proposal 3, commonly known as a “say on pay” proposal, provides the Company’s shareholders the opportunity to express their views on the Company’s Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement. Accordingly, the Company asks you to vote “For” the following resolution:

“Resolved that stockholders approve, on an advisory basis, the compensation of the Company’s executive officers as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

While the vote does not bind the Board to any particular action, the Board values the input of the Company’s shareholders and will take into account the outcome of this vote in considering future compensation arrangements or any modifications of current arrangements. Brokers are prohibited from giving proxies to vote to approve executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF HOLDING AN ADVISORY VOTE

ON EXECUTIVE COMPENSATION

As discussed in Proposal 3, the Board values the input of its shareholders regarding the Company’s executive compensation practices. Shareholders are also being asked to express their views on how frequently advisory votes on executive compensation, such as Proposal 3, should occur. Stockholders can advise the Board on whether such votes should occur every year, every two years, every three years or they may abstain from voting.

This is an advisory vote and as such is not binding on the Board. However, the Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. A scheduling vote similar to this will occur at least once every six years.

The Board recommends that the advisory vote on executive compensation be held every three years. A triennial approach provides regular input by stockholders, while allowing time to evaluate the effects of the Company’s pay program on performance over a longer period. Shareholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice among the frequency options. Brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “THREE YEARS”

ON PROPOSAL 4.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees

For the years ended December 31, 2016 and 2015, KPMG LLP was our independent auditor. The following table sets forth aggregate fees billed to us, including fees related to services rendered for GPP, for professional services rendered by KPMG for the years ended December 31, 2016 and 2015.

	2016	2015
Audit Fees	$2,323,506	$2,007,295
Audit-Related Fees	-	-
Tax Fees	44,113	12,769
All Other Fees	-	-

Total	$2,367,619	$2,020,064

Audit Fees. Audit fees were for professional services rendered for the annual audit of our consolidated financial statements, quarterly reviews of our consolidated financial statements, reviews of our other filings with the SEC, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees are for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements, other than those previously reported under audit fees.

Tax Fees. Tax fees are for professional services, approved by the Audit Committee in advance, rendered for tax compliance, tax advice and tax planning.

All Other Fees. All other fees include other products and services that are not otherwise disclosed. There were no other fees billed by KPMG in 2016 or 2015.

Pre-Approval of Audit and Non-Audit Services

We have adopted policies and procedures for pre-approval of all audit and non-audit services to be provided by our independent auditor. It is our policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.

All of the services provided by KPMG during 2016 and 2015 were approved in advance by our Audit Committee. The Audit Committee has considered whether the provision of the services performed by our principal accountant is compatible with maintaining the principal accountant’s independence.

Availability of Accountants

Representatives from KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Company has an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has designated Mr. James Crowley as its audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Mr. Crowley also serves as the Audit Committee chairman.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s internal control over financial reporting and an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2016, which has primary responsibility for the financial statements. KPMG, the Company’s independent auditor for the year ended December 31, 2016, is responsible for expressing an opinion as to whether the Company’s audited consolidated financial statements are presented fairly in all material respects in conformity with generally accepted accounting principles. The Audit Committee met with KPMG and Company management to discuss the Company’s financial reports. The Audit Committee discussed with KPMG the matters required to be discussed by Statement of Auditing Standard No. 61 (Communication with Audit Committees), as may be modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from KPMG required to be delivered to them under the applicable requirements of the Public Company Oversight Board regarding communications concerning independence, and the Audit Committee considered whether KPMG maintained its independence during the year ended December 31, 2016. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s report on Form 10-K for the year ended on December 31, 2016.

Respectfully submitted,

James Crowley, Chairman

Jim Anderson

Gene Edwards

Gordon Glade

Ejnar Knudsen

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based on a review of such forms received by us, we believe that all of our directors, executive officers and 10% shareholders complied in a timely manner with the Section 16(a) filing requirements for the most recent calendar year.

OTHER MATTERS

Annual Report

This Proxy Statement and our Annual Report, which includes financial and other information about our activities but is not to be deemed a part of the proxy soliciting material, are available at our website at www.gpreinc.com. Additionally, you may access our Proxy Statement at www.edocumentview.com/GPRE. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on our website at www.gpreinc.com as soon as reasonably practicable after we file or furnish such information electronically with the SEC. A copy of the annual report on Form 10-K and the exhibits filed with our annual report on Form 10-K will be mailed to shareholders without charge upon written request to Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 1811 Aksarben Drive, Omaha, Nebraska 68106. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of our Common Stock on March 15, 2017. The information found on our website is not part of this or any other report we file or furnish to the SEC.

Shareholder Proposals

Pursuant to Rule 14a-4(c) under the Exchange Act, if we do not receive advance notice of a shareholder proposal to be raised at our next annual meeting of shareholders in accordance with the requirements of our bylaws, the proxies solicited by us may confer discretionary voting authority to vote proxies on the shareholder proposal without any discussion of the matter in the proxy statement. Our bylaws provide that timely written notice of a shareholder proposal or director nomination must be delivered to, or mailed and received by, the Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the one-year anniversary of the prior year’s annual meeting (which for a May 9th meeting date is on or before February 8, 2018 and on or after January 9, 2018). Only proposals properly delivered in this time frame may be brought before the meeting. As to each matter a shareholder proposes to bring before the 2018 annual meeting of shareholders, the shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner; (ii) the class and number of shares of our Common Stock which are held of record or are beneficially owned, directly or indirectly, by the shareholder and any derivative instrument and by any other shareholders known by such shareholder to be supporting such proposal; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder, beneficial owner or nominee with respect to any of our securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder, any beneficial owner or nominee with respect to any of our securities; (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder, beneficial owner or nominee has a right to vote any shares of any of our securities; (v) any rights to dividends on the shares of us beneficially owned by the shareholder or beneficial owner that are separated or separable from the underlying shares of the Company; (vi) any performance-related fees (other than asset-based fees) that the shareholder, a beneficial owner or the nominee is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, as of the date of such notice; (vii) any material interest of the shareholder or beneficial owner in such business; and (viii) a statement whether such shareholder or any beneficial owner will deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal or nomination. In addition, to be in proper written form, a shareholder’s notice to the secretary of the Company must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (ii) through (vi) above as of the record date for notice of the meeting. Our bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.

In addition the foregoing, a shareholder who wishes to nominate a director for election or reelection, must also include the following in its notice to us as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected); (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iii) a written statement executed by the nominee acknowledging that as a director, the nominee will owe a fiduciary duty under Iowa law with respect to us and our shareholders; (iv) a fully completed Director’s Questionnaire on the form supplied by us upon written request from the shareholder, executed by the nominee; and (v) a written representation and agreement (in the form provided by the secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of ours, will act or vote on any issue or question, or voting commitment, that has not been disclosed to us or (2) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of ours, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of ours, and will comply with all applicable publicly disclosed corporate guidance, conflict or interest, confidentiality and stock ownership and trading policies and guidelines of Green Plains.

Any shareholder who desires to have a proposal included in the proxy soliciting material relating to our 2018 annual meeting of shareholders must comply with Rule 14a-8 under the Exchange Act and must send a signed proposal to the Corporate Secretary at 1811 Aksarben Drive, Omaha, Nebraska 68106. This proposal must be received no later than November 27, 2017, to be considered for inclusion in the proxy statement for the 2018 annual meeting of shareholders.

Discretionary Authority

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with his judgment.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

March 28, 2017

Appendix A

GREEN PLAINS ~~RENEWABLE ENERGY,~~ INC.

2009 EQUITY INCENTIVE PLAN, AS AMENDED

ARTICLE I

EFFECTIVE DATE AND PURPOSE

1.1     Effective Date. The Board has adopted the Plan on March 10, 2009, subject to the approval of the stockholders of the Company within twelve (12) months of such date.

1.2     Purpose of the Plan. The Plan is designed to provide a means to attract, motivate and retain eligible Participants and to further the growth and financial success of the Company by aligning the interests of Participants through the ownership of Shares and other incentives with the interests of the Company’s stockholders.

ARTICLE II

DEFINITIONS

2.1     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.2     “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.3     “Affiliate” means any Parent or Subsidiary.

2.4     “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock-Based Awards, or Stock Appreciation Rights.

2.5     “Award Agreement” means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement issued by the Company to a Participant describing the terms and provisions of such Award. The terms of any Plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated into and a part of the related Award Agreement.

2.6     “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7     “Cause” means a Participant’s dishonesty, theft, embezzlement from the Company, willful violation of any rules of the Company pertaining to the conduct of Employees or the commission of a willful felonious act while an Employee, or violation of any, agreement related to non-competing, non-solicitation of employees or customers or confidentiality between the Company and the Participant.

2.8     “Change in Control” shall be deemed to have occurred if, in a single transaction or series of related transactions:

(a)         any person (as such term is used in Section 13(d) and 14(d) of the 1934 Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company; or

(b)         there is a merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)         during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with Company to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)         all or substantially all of the Company’s assets are sold.

2.9     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.10   “Committee” means the Compensation Committee of the Board.

2.11   “Company” means Green Plains ~~Renewable Energy,~~ Inc., an Iowa corporation, or any successor thereto.

2.12   “Consultant” means a consultant or other independent advisor who is under a written contract with the Company (or any Affiliate) to provide consulting or advisory services for the Company (or any Affiliate) and whose securities issued pursuant to the Plan could be registered on Form S-8.

2.13   “Disability” means a permanent and total disability that qualifies a Participant for disability benefits under the Social Security Act; provided, however, that with respect to Restricted Stock Units, “Disability” means “disability” within the meaning of section 409A of the Code.

2.14   “Eligible Director” means a Board member who is not, at the time of determination, an Employee.

2.15   “Employee” means any employee of the Company or any of its Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16   “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or Stock Appreciation Right.

2.17   “Fair Market Value” means, as of any given date, (i) if the Shares are readily tradable on an established securities market, the closing price on the date at issue, or if there is no closing price on such date, the closing price on the last preceding day for which there was a closing price; (ii) if the Shares are not readily tradable on an established securities market, a value determined by the reasonable application of a reasonable valuation method as determined by the Committee in accordance with Section 409A of the Code.

2.18   “Fiscal Year” means the fiscal year of the Company.

2.19   “Grant Date” means, with respect to an Award, the date such Award is granted to a Participant.

2.20   “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

2.21   “Nonqualified Stock Option” means an Option to purchase Shares which is not an Incentive Stock Option.

2.22   “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided that each corporation in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.24   “Participant” means an Employee. Eligible Director, or Consultant who has an outstanding Award under the Plan.

2.25   “Performance Goals” shall mean any or all of the following: revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net income (before or after taxes); earnings (including earnings before taxes; earnings before interest and taxes or earnings before interest, taxes, depreciation, and amortization); earnings per share; economic value-added models or equivalent metrics; cash flow or cash flow per share (before or after dividends); stock price; total shareholder return; market share; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects, production volume levels; reductions in costs; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins, or cash margin; yearend cash; debt reductions; return on equity; return on assets or net assets; return on capital (including return on total capital or return on invested capital); cash flow return on investment; efficiency ratio (non-interest expense, divided by total revenue); asset management; asset quality; asset growth or budget achievement. Performance Goals need not be the same with respect to all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries, may be set in terms of growth over a the same measure for a prior period of time, and may be based on performance in comparison to performance by unrelated businesses specified by the Committee. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

2.26   “Performance Period” means the time period during which the performance objectives must be met.

2.27   “Performance Share” means an Award granted to a Participant, as described in Article IX herein.

2.28   “Performance Unit” means an Award granted to a Participant, as described in Article IX herein.

2.29   “Period of Recognition” means the period during which Restricted Stock awarded hereunder is subject to a substantial risk of forfeiture. As provided in Article VII, such restrictions may be based on the passage of time, the achievement of target levels of performance or the occurrence of other events as determined by the Committee.

2.30   “Plan” means the Green Plains ~~Renewable Energy,~~ Inc. 2009 Equity Incentive Plan, as amended, as set forth in this instrument and as hereafter amended from time to time.

2.31   “Prior Plan” shall mean the Green Plains ~~Renewable Energy,~~ Inc. 2007 Equity Incentive Plan.

2.32   “Restricted Stock” means an Award granted to a Participant pursuant to Article VII.

2.33   “Restricted Stock Unit” means an Award granted to a Participant, as described in Article VII herein.

2.34   “Retirement” means a Termination of Service after the Participant attains age 60 and completes 10 years of continuous service, measured from the most recent date of hire.

2.35   “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act, as determined by the Board.

2.36   “Shares” means the shares of common stock, $0.001 par value, of the Company.

2.37   “Stock Appreciation Right” means an Award granted to a Participant pursuant to Section 8.

2.38   “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.39   “Substitute Awards”shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.40   “Termination of Service” means a cessation of the employee-employer relationship between a Participant and the Company or a Subsidiary for any reason but excluding any such cessation where there is a simultaneous reengagement of the person by the Company or a Subsidiary.

ARTICLE III

ELIGIBILITY

3.1     Participants. Awards may be granted in the discretion of the Committee to Employees, Eligible Directors, and Consultants.

3.2     Non-Uniformity. Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.

ARTICLE IV

ADMINISTRATION

4.1     The Committee. The Plan will be administered by the Committee, which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act and/or the requirements for an “outside director” under section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.

4.2     Authority of the Committee. The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards (other than discretionary Awards to members of the Committee, which must be authorized and approved by a disinterested majority of the Board), (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules. With respect to any Award that is intended to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an Award or to adjust downward the compensation payable pursuant to an Award, as the Committee determines in its sole judgment.

4.3     Exchange/Pricing.

(a)         The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding Options or Stock Appreciation Rights and to grant in exchange new Options or Stock Appreciation Rights covering the same or a different number of Shares but with an Exercise Price not less than the Fair Market Value on the new grant date, but only with the approval of the Company’s shareholders.

(b)         The Committee shall also have the authority, exercisable at any time and from time to time, but only with the approval of the Company’s shareholders, with or, if the affected holder is not a Section 16 Person, then without, the consent of the affected holders, to reduce the Exercise Price of one or more outstanding Options or Stock Appreciation Rights to a price not less than the then current Fair Market Value or issue new Options or Stock Appreciation Rights with a lower Exercise Price in immediate cancellation of outstanding Options or Stock Appreciation Rights with a higher Exercise Price.

4.4     Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s qualification under Rule 16b-3 and may not delegate its authority and powers with respect to any Award that is intended to qualify as performance-based compensation.

4.5     Factors to Consider for Granting Awards. In making the determination as to the persons to whom an Award shall be granted, the Committee or any delegate may take into account such individual’s salary and tenure, duties and responsibilities, their present and potential contributions to the success of the Company, the recommendation of supervisors, and such other factors as the Committee or any delegate may deem important in connection with accomplishing the purposes of the Plan.

4.6     Decisions Binding. All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.3 shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE V

SHARES SUBJECT TO THE PLAN

5.1     Number of Shares. Subject to adjustment as provided in Section 5.4, the total number of Shares available for grant under the Plan shall not exceed 4,110,000~~3,000,000~~ Shares, plus any shares remaining available for grant under the Prior Plan on the effective date of the Plan. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof.

5.2

(a)         Lapsed Awards. Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, terminated or expire unexercised shall be available for grant under the Plan. Shares that are withheld from issuance in connection with a Participant’s payment of tax withholding liability shall be available for grant under the Plan. Shares related to awards granted under the Prior Plan that are forfeited, terminated or expire unexercised shall also be available for grant under the Plan. Shares that are withheld from issuance in connection with a Participant’s payment of tax withholding liability shall also be available for grant under the Plan.

(b)         Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

5.3     Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 5.4, no Participant may be granted (i) Options or Stock Appreciation Rights during any Fiscal Year with respect to more than 500,000 Shares or (ii) Shares of Restricted Stock, Restricted Stock Units, Performance Shares and/or other Stock-Based Awards in any Fiscal Year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Units that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

5.4     Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, separation, liquidation, combination, or other similar transaction or change in the corporate structure of the Company affecting the Shares or the value thereof, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1 and 5.3 in such manner as the Committee shall determine to be advisable or appropriate, taking into consideration the accounting and tax consequences, to prevent the dilution or diminution of such Awards. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code or the ability to grant or the qualification of Incentive Stock Options under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants.

5.5     Restrictions on Share Transferability. Except as otherwise provided by the Committee or the Board, as the case may be, Awards granted under the Plan shall be non-transferable, and its terms shall state that it is non-transferable and that, during the lifetime of the Participant, shall be exercisable only by the Participant; notwithstanding the foregoing, Awards shall be transferable by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to transfer all or a portion of his or her awards to members of his or her immediate family, to trusts established for the benefit of members of his or her immediate family, or to family limited partnerships in which the Participant and immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such transferred award shall be subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred award. The Committee may impose such restrictions on any Award of Shares or Shares acquired pursuant to the exercise of an Award as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

5.6     Share Vesting. Notwithstanding any provision herein, excepting up to five (5) percent of shares approved under the Plan, no Award may be granted with less than a one year vesting period.

ARTICLE VI

STOCK OPTIONS

6.1     Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. Subject to Section 5.3, the Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. No more than 1,000,000 Shares may be issued as Incentive Stock Options under the Plan.

6.2     Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

6.3     Exercise Price. Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement.

(a)         Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

(b)         Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; or one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

(c)         Substitute Options. Notwithstanding the provisions of Sections 6.3(a) and 6.3(b), in the event that the Company consummates a transaction described in section 424(a) of the Code, persons who become Participants on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, consistent with section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Shares on the Grant Date.

6.4     Expiration of Options.

(a)         Expiration Dates. Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of the following events:

(i)   The date(s) for termination of the Option set forth in the Award Agreement;

(ii)  The date determined under Section 6.8 regarding Termination of Service; or

(iii) The expiration of ten (10) years from the Grant Date.

(b)         Committee Discretion. Subject to the limits of Section 6.4(a), the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable.

6.5     Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Option. The Committee may not, after an Option is granted, extend the maximum term of the Option.

6.6     Payment. Options shall be exercised by a Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may also permit exercise (a) by tendering previously acquired Shares (either actually or by attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant, Share certificates representing such Shares. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the certificates are issued.

6.7     Certain Additional Provisions for Incentive Stock Options.

(a)         Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

(b)         Company and Subsidiaries Only. Incentive Stock Options may be granted only to Participants who are employees of the Company or a subsidiary corporation (within the meaning of section 424(f) of the Code) on the Grant Date.

(c)         Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an employee who, together with persons whose stock ownership is attributed to the employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

6.8     Termination of Service.

(a)         Termination for Cause. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised after a Participant’s Termination of Service by the Company or a Subsidiary for Cause.

(b)         Termination Due To Death. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised more than one (1) year after a Participant’s Termination of Service due to death, but in no event after the expiration of the term of the Option.

(c)         Termination Due to Disability. Unless otherwise specifically provided in the Award Agreement, an Incentive Stock Option may not be exercised more than one year from the date of Termination of Service due to Disability, and a Nonqualified Stock Option may not be exercised more than 36 months from the date of Termination of Service due to Disability, but in no event after the expiration of the term of the Option.

(d)         Termination Due to Retirement. Unless otherwise specifically provided in the Award Agreement, an Incentive Stock Option may not be exercised more than three months after a Termination of Service due to Retirement, and a Nonqualified Stock Option may not be exercised more than 36 months from the date of Termination of Service due to Retirement, but in no event after the expiration of the term of the Option.

(e)         Other Voluntary Terminations. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised after the date of Termination of Service due to voluntary termination other than for Retirement.

(f)         Termination For Other Reasons. Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised more than three months after a Participant’s Termination of Service for any reason other than described in Section 6.8(a) through 6.8(e), but in no event after the expiration of the term of the Option.

(g)         Leave of Absence. The Committee may make such provision as it deems appropriate with respect to Participants on a leave of absence.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1     Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Subject to Section 5.3, the Committee shall determine the number of Shares to be granted to each Participant. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

7.2     Restricted Stock Agreement. Each Award of Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other terms and conditions as the Committee shall determine.

7.3     Transferability. Except as otherwise determined by the Committee and set forth in the Award Agreement, Shares of Restricted Stock and/or Restricted Stock Units may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction.

7.4     Other Restrictions. The Committee may impose such other restrictions on Shares of Restricted Stock or Restricted Stock Units as it may deem advisable or appropriate in accordance with this Section 7.4.

(a)         General Restrictions. The Committee may set restrictions based upon (a) the achievement of specific Performance Goals, (b) other performance objectives (Company-wide, divisional or individual), (b) applicable Federal or state securities laws, (c) time-based restrictions, or (d) any other basis determined by the Committee.

(b)         Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units that are intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code.

(c)         Legend on Certificates. The Committee may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE GREEN PLAINS ~~RENEWABLE ENERGY,~~ INC. 2009 EQUITY INCENTIVE PLAN, AS AMENDED, AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

(d)         Retention of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.

7.5     Removal of Restrictions. With respect to Awards of Restricted Stock, the Committee may accelerate the time at which any restrictions shall lapse and remove any restrictions. With respect to Awards of Restricted Stock Units, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Restricted Stock Units. However, in no event may the restrictions on Shares granted to a Section 16 Person lapse until at least six months after the grant date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). After the end of the Period of Restriction, the Participant shall be entitled to have any legend or legends under Section 7.4(c) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to any other restrictions on transfer which may apply to such Shares. Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine, as set forth in the Award Agreement.

7.6     Voting Rights. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock granted hereunder shall have voting rights during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

7.7     Dividends and Other Distributions. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares or dividend equivalents during the Period of Restriction. If any such dividends or dividend equivalents with respect to Restricted Stock are paid in Shares, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8     Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and thereafter shall be available for grant under the Plan.

7.9     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under section 83(b) of the Code. If a Participant makes an election pursuant to section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1     Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, if Shares are traded on an established securities market, Stock Appreciation Rights may be granted to Participants at any time and from time to time as determined by the Committee. Subject to Section 5.3, the Committee shall determine the number of Shares subject to each Stock Appreciation Right.

8.2     Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Stock Appreciation Right, the number of Shares to which the Stock Appreciation Right pertains, any conditions to exercise of the Stock Appreciation Right and such other terms and conditions as the Committee shall determine.

8.3     Exercise Price. The Exercise Price for each Stock Appreciation Right shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each Stock Appreciation Right may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

8.4     Expiration of Stock Appreciation Rights.

(a)     Expiration Dates. Each Stock Appreciation Right shall terminate upon the earliest to occur of the following events:

(i)     The date(s) for termination of the Stock Appreciation Right set forth in the Award Agreement;

(ii)    The date determined under Section 8.7 regarding Termination of Service; or

(iii)   The expiration of ten (10) years from the Grant Date.

(b)     Committee Discretion. Subject to the limits of Section 8.4(a), the Committee shall provide in each Award Agreement when each Stock Appreciation Right expires and becomes unexercisable. The Committee may not, after an Stock Appreciation Right is granted, extend the maximum term of the Stock Appreciation Right.

8.5     Exercisability of Stock Appreciation Rights. Stock Appreciation Rights granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After a Stock Appreciation Right is granted, the Committee may accelerate or waive any restrictions constituting a substantial risk of forfeiture on the exercisability of the Stock Appreciation Right.

8.6     Payment of Stock Appreciation. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)     The difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b)     The number of Shares with respect to which the Stock Appreciation Right is exercised.

Such payment shall be in Shares of equivalent value or in cash or cash equivalent, as specified in the Award Agreement.

8.7     Termination of Service.

(a)     Termination for Cause. Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised after a Participant’s Termination of Service by the Company or a Subsidiary for Cause.

(b)     Termination Due To Death, Disability, or Retirement. Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised more than one (1) year after a Participant’s Termination of Service due to death or more than three (3) years after a Participant’s Termination of Service due to Disability or Retirement.

(c)     Other Voluntary Terminations. Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised after a Participant’s voluntary Termination of Service for any reason other than Retirement.

(d)     Termination For Other Reasons. Unless otherwise specifically provided in the Award Agreement, an Stock Appreciation Right may not be exercised more than ninety (90) days after a Participant’s Termination of Service for any reason other than described in Section 8.7(a) through 8.7(c).

8.8     Voting Rights. Participants holding Stock Appreciation Rights granted hereunder shall have no voting rights.

ARTICLE IX

PERFORMANCE UNITS/PERFORMANCE SHARES

9.1     Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Subject to Section 5.3, the Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant.

9.2     Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant.

9.3     Performance Objectives and Other Terms. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid out to the Participants. The time period during which the Performance Goals must be met shall be called the “Performance Period”. Performance Periods of Awards granted to Section 16 Persons shall, in all cases, exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4     Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals or Performance Measures have been achieved.

9.5     Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Awards shall be paid no later than the last date permitted in order for the payment to be exempted from the definition of deferred compensation under section 409A of the Code.

9.6     Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Units/Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

9.7     Termination of Employment/Service Relationship. In the event of a Participant’s Termination of Service, all Performance Units/Shares shall be forfeited by the Participant unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement. Any such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Units/Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE X

STOCK-BASED AWARDS

10.1   Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Subject to Section 5.3, the Committee shall have complete discretion in determining the amount of Stock-Based Awards granted to any Participant. Stock-Based Awards shall be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

ARTICLE XI

MISCELLANEOUS

11.1   Deferrals. To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee.

11.2   409A Compliance. To the extent any provision of the Plan or any Award or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Section 409A of the Code, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan and all Awards will comply with or be exempt from Section 409A of the Code, and the Plan and each Award shall be interpreted consistent with such intent. The Plan and any Award may be amended in any respect deemed necessary (including retroactively) by the Committee in order to pursue compliance with or exemption from, as applicable, Section 409A of the Code. If any deferred compensation is payable to a “specified employee” upon “separation from service,” as those terms are defined in Section 409A of the Code and the regulations thereunder, then payment of such amount shall be delayed for a period of six months following separation from service and paid in a lump sum on the first payroll date following the expiration of such six month period. The foregoing shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards. A Participant or beneficiary as applicable is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or beneficiary in connection with any payments to such Participant or beneficiary under the Plan, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold a Participant or beneficiary harmless from any and all of such taxes and penalties.

11.3   No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, with or without Cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.

11.4   Participation. No Participant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

11.5   Indemnification. Each person who is or shall have been a member of the Committee, or of the Committee, to the extent permitted under state law, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.6   Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

11.7   Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator, executor or the personal representative of the Participant’s estate.

11.8   No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

11.9   Investment Representation. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

11.10  Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

11.11  Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE XII

AMENDMENT, TERMINATION, AND DURATION

12.1   Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval; and further provided, that the Board may not, without the approval of the Company’s shareholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

12.2   Duration of the Plan. The Plan shall become effective in accordance with Section 1.1, and subject to Section 12.1 shall remain in effect until the tenth anniversary of the effective date of the Plan.

ARTICLE XIII

TAX WITHHOLDING

13.1   Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).

13.2   Withholding Arrangements. The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

ARTICLE XIV

CHANGE IN CONTROL

14.1   Upon the Occurrence of Change in Control:

(a)     Options and Stock Appreciation Rights.

(i)         If in connection with a Change in Control, any outstanding Option or Stock Appreciation Right is not continued in effect or converted into an Option to purchase or Stock Appreciation Right with respect to stock of the survivor or successor parent corporation in a manner that complies with Sections 424 and 409A of the Code, such outstanding Option(s) or Stock Appreciation Rights shall vest and become fully exercisable.

(ii)         If outstanding Options or Stock Appreciation Rights are continued or converted as described in Section 14.1(a)(i), then upon the occurrence of a Qualifying Termination of the holder thereof, such Options or Stock Appreciation Rights shall vest and become fully exercisable.

(b)     Restricted Stock and Restricted Stock Units.

(i)         If in connection with a Change in Control, any outstanding Restricted Stock or Restricted Stock Units are not continued in effect or converted into restricted shares or units, as applicable, representing interests in stock of the survivor or successor parent corporation on a basis substantially equivalent to the consideration received by stockholders of the Company in connection with the Change in Control, such outstanding Restricted Stock or Restricted Stock Units shall vest and be valued at the time of the Change in Control.

(ii)         If any outstanding Restricted Stock or Restricted Stock Units are continued or converted as described in Section 14.1(b)(i), then upon occurrence of a Qualifying Termination of employment of the holder thereof, such Restricted Stock or Restricted Stock Units shall vest in full.

(c)     Performance Share.

(i)         Unless otherwise provided in an Award Agreement or an employment agreement, upon a Change in Control, any outstanding Performance Shares shall be converted into time-vesting Restricted Stock, based on actual performance, giving effect to the transaction constituting the Change in Control. Unless otherwise specified in the Award Agreement corresponding to the Performance Shares, the number of Shares converted into Restricted Stock shall be pro-rated based on the number of days in the Performance Period occurring prior to the Change in Control, and the vesting period of such Restricted Stock shall be the time remaining in the Performance Period of the converted Performance Shares. If in connection with such Change in Control, the converted Restricted Stock is not continued in effect or converted into restricted shares or units relating to the stock of the successor or survivor parent corporation on a basis substantially equivalent the consideration, if any, received by stockholders of the Company in connection with the Change in Control, then all such outstanding Restricted Stock shall vest and be valued pursuant to Section 14.1(b)(i).

(ii)         The Restricted Stock into which any outstanding Performance Shares are converted as described in Section 14(c)(i) shall vest upon a Qualifying Termination of the holder.

(d)     Performance Units

(i)         Unless otherwise provided in an Award Agreement or an employment agreement, upon a Change in Control, any outstanding Performance Units shall be converted into time-vesting restricted cash, based on actual performance, giving effect to the transaction constituting the Change in Control. Unless otherwise specified in the Award Agreement corresponding to the Performance Units, the value converted into restricted cash shall be pro-rated based on the number of days in the Performance Period occurring prior to the Change in Control, and the vesting period of such restricted cash shall be the time remaining in the Performance Period of the converted Performance Units.

(ii)         The restricted cash into which any outstanding Performance Units are converted as described in Section 14(d)(i) shall vest upon a Qualifying Termination of the holder.

(e)     Qualifying Termination. For purposes of this Section, a “Qualifying Termination” shall mean a termination of employment within twenty-four months following a Change in Control (i) by the Company other than for Cause, gross negligence, or deliberate misconduct which demonstrably harms the Company or (ii) by the Participant for “good reason,” if “good reason” is defined in the applicable Award Agreement or employment agreement.

14.2   Continued or Converted. For purposes of Section 14.1(a), (b), (c), and (d) hereof, (i) no Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit shall be treated as “continued or converted” on a basis consistent with the requirements of Sections 14.1(a)(i), (b)(i), (c)(i), or (d)(i) as applicable, unless the stock underlying such Award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange, and (ii) no Performance Share or Performance Unit will be treated as “continued or converted” on a basis consistent with the requirements described in Section 14.1(c)(i) and 14.(d)(i) unless the performance conditions applicable to a Participant’s earning of the Award are practicably susceptible of continuing measurement following the Change in Control transaction and do not effectively increase the performance required to be achieved in order for the Participant to earn any portion or level of Award.

14.3   Section 409A. If the implementation of any of the foregoing provisions of this Article XIV would cause a Participant to incur adverse tax consequences under Section 409A of the Code, the implementation of such provision shall be delayed until the first date on which such implementation would not cause any adverse tax consequences under Section 409A.

14.4   Conflict. The preceding sections of this Article XIV shall apply notwithstanding any other provision of the Plan to the contrary, unless the Committee shall have expressly provided in any applicable Award for different provisions to apply in the event of a Change in Control. For the avoidance of doubt, any such different provisions may be more or less favorable to either of the parties to the Award, but if the application of such different provisions is unclear, uncertain or ambiguous, the provisions of this Article XIV shall govern.

ARTICLE XV

LEGAL CONSTRUCTION

15.1   Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.2   Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3   Requirements of Law. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

15.4   Securities Law Compliance. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

15.5   Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Iowa.

15.6   Captions. Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.

Amended May 2011. May 2013. Amended [May 2017].

IMPORTANT ANNUAL MEETING INFORMATION

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A	Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, vote FOR Proposals 2 and 3 and select 3 Years on Proposal 4.
1.	To elect three directors to serve three-year terms that expire at the 2020 annual meeting:													+
		For	Withhold					For	Withhold		For	Withhold
	01 - Jim Anderson	☐	☐	02 - Wayne Hoovestol				☐	☐	03 - Ejnar Knudsen III	☐	☐
					For	Against	Abstain				For	Against	Abstain

2.	To approve an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to (i) add minimum vesting requirements for all grants at no less than one year for all but 5% of Awards under the Plan, and (ii) increase the aggregate number of shares that may be issued under the Plan as stock-based awards from 3,000,000 to 4,110,000;				☐	☐	☐	3.	To cast an advisory vote to approve the Company’s executive compensation;		☐	☐	☐

				1 Year	2 Years	3 Years	Abstain

4.	To cast an advisory vote on the frequency of holding an advisory vote on executive compensation; and			☐	☐	☐	☐	5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — please print new address below.

C	Authorized Signatures — this section must be completed for your vote to be counted — date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

      02JNVB

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on May 9, 2017:

The Notice, Proxy Statement and Annual Report are available at www.envisionreports.com/GPRE

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Green Plains Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 9, 2017

Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2017

Todd Becker and Michelle Mapes, with the power to appoint his or her substitute, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Inc. to be held on May 9, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees listed in Proposal 1, vote FOR Proposals 2 and 3 and select 3 Years on Proposal 4.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, vote FOR Proposals 2 and 3 and select 3 Years on Proposal 4.

1.	To elect three directors to serve three-year terms that expire at the 2020 annual meeting:													+
		For	Withhold					For	Withhold		For	Withhold

	01 - Jim Anderson	☐	☐	02 - Wayne Hoovestol				☐	☐	03 - Ejnar Knudsen III	☐	☐

					For	Against	Abstain				For	Against	Abstain

2.	To approve an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to (i) add minimum vesting requirements for all grants at no less than one year for all but 5% of Awards under the Plan, and (ii) increase the aggregate number of shares that may be issued under the Plan as stock-based awards from 3,000,000 to 4,110,000;				☐	☐	☐	3.	To cast an advisory vote to approve the Company’s executive compensation;		☐	☐	☐

				1 Year	2 Years	3 Years	Abstain

4.	To cast an advisory vote on the frequency of holding an advisory vote on executive compensation; and			☐	☐	☐	☐	5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Authorized Signatures — this section must be completed for your vote to be counted — date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02JNWB

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on May 9, 2017:

The Notice, Proxy Statement and Annual Report are available at www.edocumentview.com/GPRE

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Green Plains Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 9, 2017

Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2017

Todd Becker and Michelle Mapes, with the power to appoint his or her substitute, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Inc. to be held on May 9, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees listed in Proposal 1, vote FOR Proposals 2 and 3 and select 3 Years on Proposal 4.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)